UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

OneSpaWorld Holdings Limited

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Office Number 2, Pineapple Business Park, Airport Industrial Park, P.O. Box N-624

Nassau, Island of New Providence, Commonwealth of The Bahamas

April 25, 2024

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited, which will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 5, 2024 at 11:00 a.m., Eastern Daylight Time. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed and voted upon during the Annual Meeting. On or about April 25, 2024, we will mail the proxy materials to our shareholders of record.

On behalf of our Board of Directors, I want to thank you for your continued support and confidence in 2024.

Sincerely,

Leonard Fluxman

President, Executive Chairman and Chief Executive Officer

Notice of 2024 Annual Meeting of Shareholders

to be Held on June 5, 2024

The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of OneSpaWorld Holdings Limited (the “Company”), an international business company incorporated under the laws of the Commonwealth of The Bahamas, will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 5, 2024 at 11:00 a.m., Eastern Daylight Time.

Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the following, which are more fully described in the attached Proxy Statement:

•

To elect each of Marc Magliacano, Walter F. McLallen and Jeffrey E. Stiefler to serve as Class B directors and to hold office for a three-year term expiring at the 2027 annual meeting of shareholders (the “2027 Annual Meeting”);

•	To consider the approval, by an advisory vote, of the compensation of the Company’s named executive officers (i.e., “Say-On-Pay” proposal);

•	To approve, by an advisory vote, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (i.e., “Say-On-Frequency”);

•	To ratify the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2024; and

•	To transact any other matter that may properly come before the Annual Meeting, or any postponement or adjournment thereof.

Our Board of Directors has determined that our shareholders of record at the close of business on April 16, 2024 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Most shareholders have a choice of voting on the Internet, by phone or by mail. Please refer to your proxy card, voting instruction card or other voting instructions included with these proxy materials for information on the voting method(s) available to you. If your shares are held in the name of a brokerage firm, bank or other nominee of record, follow the voting instructions you receive from such holder of record to vote your shares. If you are not a shareholder of record but hold shares as a beneficial owner in street name, you may be required to provide proof of beneficial ownership, such as your most recent account statement as of the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, or nominee, or other similar evidence of ownership in order to attend the Annual Meeting.

Sincerely,

Inga A. Fyodorova

Corporate Secretary

April 25, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2024. The Proxy Statement and our Annual Report on Form 10-K for fiscal year 2023 (the “2023 Annual Report”) are available at the website appearing on your proxy card. The Proxy Statement, proxy card and the 2023 Annual Report will be mailed on or about April 25, 2024.

i

PROXY STATEMENT

OneSpaWorld Holdings Limited

2024 Annual Meeting of Shareholders

to be Held on June 5, 2024

PROXY SUMMARY

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (our “Board of Directors” or “Board”) of OneSpaWorld Holdings Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company,” “OneSpaWorld,” “OSW,” “we,” “us,” or “our”). This Proxy Statement addresses the items of business for the 2024 Annual Meeting of Shareholders of OneSpaWorld (the “Annual Meeting”) to be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 5, 2024 at 11:00 a.m., Eastern Daylight Time, or any postponement or adjournment thereof. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com for the purpose of considering and voting upon the items of business for the Annual Meeting.

The Notice of Annual Meeting of Shareholders, this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), the proxy card and any accompanying proxy materials are being made available to shareholders on or about April 25, 2024.

For purposes of this Proxy Statement, “OSW Predecessor” is comprised of the net assets and operations of certain wholly-owned, majority-owned and indirect subsidiaries of Steiner Leisure, the former parent company of OneSpaWorld.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission (the “SEC”). The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Proxy Statement.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these proxy materials?

Since you owned OneSpaWorld voting common shares at the close of business on April 16, 2024 (the “Record Date”), you are considered a shareholder entitled to vote at the Annual Meeting. The Annual Meeting will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 5, 2024 at 11:00 a.m., Eastern Daylight Time.

The proxy materials, including the Proxy Statement, proxy card, and the 2023 Annual Report will be mailed to our shareholders of record on or about April 25, 2024.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our Notice of Annual Meeting of Shareholders;

•	Our Proxy Statement for the Annual Meeting;

•	Our proxy or voting instruction card; and

•	Our 2023 Annual Report.

3.	I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?

If you share an address with another shareholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials, prior to May 22, 2024, please request an additional copy by (1) visiting www.proxyvote.com, (2) calling 1-800-690-6903 or (3) sending an email to sendmaterial@proxyvote.com. A separate set of the proxy materials will be sent promptly following receipt of your request.

If you are a shareholder of record or a beneficial owner of shares and you wish to receive a separate set of proxy materials in the future, or if you have received multiple sets of proxy materials and would like to receive only one set of proxy materials in the future, please call your broker, bank or other agent and our investor relations department.

Shareholders may also write to us at the address below to request a separate copy of the proxy materials:

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Secretary

4. Who	pays the cost of soliciting proxies for the Annual Meeting?

OneSpaWorld is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and of soliciting any proxies. We do not use a third-party solicitor.

Our Board of Directors, officers and employees may also solicit proxies in person, by telephone or by electronic communication. They will not receive any additional compensation for these activities.

We will reimburse brokers, banks and other nominees, fiduciaries and custodians who nominally hold shares of our common shares as of the Record Date for the reasonable costs they incur furnishing proxy solicitation and other required Annual Meeting materials to street-name holders who beneficially own those shares on the Record Date.

Proposals To Be Voted On

5.	What items of business will be voted on at the Annual Meeting?

The business items to be voted on at the Annual Meeting are:

Proposal 1. The election of each of Marc Magliacano, Walter F. McLallen and Jeffrey E. Stiefler to serve as Class B directors and to hold office for a three-year term expiring at the 2027 Annual Meeting;

Proposal 2. The approval, by an advisory vote, of the compensation of the Company’s named executive officers (i.e., “Say-on-Pay”);

Proposal 3. The approval, by an advisory vote, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers (i.e., “Say-on-Frequency”); and

Proposal 4. The ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) to serve as our independent registered public accounting firm for the year ending December 31, 2024.

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matters are properly presented for a vote, then the individuals named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

6.	What are my voting choices?

Proposal 1. You may vote “FOR” or “WITHHOLD” in the election of any or all nominees for election as a Class B director. If you vote “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Additionally, because the election of directors is not a “routine” or “discretionary” proposal under the applicable exchange rules, banks, brokers and other custodians will not have the authority to submit proxy cards on behalf of any beneficial owner from which it does not have instructions. Broker non-votes will have no effect on the election of the nominees.

Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN” on our non-binding advisory vote on named executive officer compensation. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

Proposal 3. You may vote for “1 YEAR,” 2 YEARS, 3 YEARS or “ABSTAIN” on our non-binding advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by shareholders. Abstention and broker non-votes will not count in the determination of which alternative receives the highest number of votes cast.

Proposal 4. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the ratification of the appointment of our registered independent public accounting firm. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the vote for this proposal.

7.	How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	“FOR” each of the Class B director nominees for election to the Board of Directors;

•	“FOR” the approval, by an advisory vote, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement;

•	“EVERY YEAR” for the frequency of future advisory votes to approve named executive officer compensation; and

•	“FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024.

8.	What vote is required to approve each item?

To conduct business at the Annual Meeting, a quorum must be established. Pursuant to our Third Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association (our “Articles”), a quorum is established by the presence, in person or by proxy, of holders of not less than fifty (50) percent of the votes of the shares or class or series of shares entitled to vote on resolutions of shareholders to be considered at the meeting. A shareholder shall be deemed to be present at a meeting of shareholders if such shareholder participates by telephone or other electronic means and all shareholders participating in the meeting are able to hear each other. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Additionally, broker non-votes will be counted in determining whether there is a quorum. Our common shares have no cumulative voting rights.

Proposal	Required Vote
1. Election of the Class B directors	Plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors

2. Say-On-Pay	Majority of the Votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

3. Say-On-Frequency	The highest number of votes cast will determine the frequency selected by shareholders.

4. Ratification of the appointment of the independent registered public accounting firm	Majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the subject matter

In the election of Class B directors, the affirmative vote of a plurality of the votes present in person or represented by proxy and entitled to vote on the election of directors is required. This means the director nominees receiving the greatest number of votes will be elected and withhold votes and broker non-votes will have no effect on the outcome of the vote.

For the non-binding advisory vote on Say-On-Pay the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the results will not be binding on the Board, the Board will consider the results of the shareholder vote when making future decisions regarding executive compensation.

For the non-binding advisory vote on Say-On-Frequency, the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by shareholders. Abstention and broker non-votes will not count in the determination of which alternative receives the highest number of votes cast. Although the results will not be binding on the Board, the Board will consider the results of the shareholder vote when making future decisions regarding the frequency with which it will submit for shareholder approval the compensation of the Company’s named executive officers.

For the ratification of the appointment of the independent registered public accounting firm, the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on such matter is required. Abstentions will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

9.	Where can I find the voting results?

We expect to announce preliminary voting results at the Annual Meeting and to publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days following the Annual Meeting. The report will be available on our website at www.onespaworld.com and on the SEC’s website at www.sec.gov.

How You Can Vote

10.	What shares can I vote?

You are entitled to one vote for each of our voting common shares that you owned at the close of business on the Record Date. You may vote all shares owned by you on the Record Date, including (1) shares held directly in your name as the shareholder of record and (2) shares held for you as the beneficial owner through a bank, broker or other nominee.

11.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Summarized below are distinctions between shares held of record and shares owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to representatives from the Company or to another person, or to vote your shares at the Annual Meeting, or any adjournment or postponement thereof. You have received a proxy card to use in voting your shares, which instructs you how to vote.

Beneficial Owner

If your shares are held through a bank, broker or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in street name. As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your bank, broker, plan trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted.

12.	How can I vote?

For directions on how to vote, please refer to the following instructions and those included on your proxy or voting instruction card.

Voting by Mail

Shareholders may submit proxies by completing, signing and dating their proxy or voting instruction card and mailing it in the envelope provided. If you do not timely return your proxy card, your shares will not be voted unless you or your proxy holder attends the Annual Meeting and any adjournment or postponement thereof and votes.

Voting by Phone

Shareholders may vote by proxy by calling the toll-free number found on their proxy or voting instruction card.

Voting Online Prior to the Annual Meeting

Shareholders may vote by proxy by visiting www.proxyvote.com and following the instructions to create an electronic voting instruction form. The availability of online voting may depend on the voting procedures of the organization that holds your shares.

13.	How will my shares be voted?

Your shares will be voted as you specifically instruct on your online ballot or as you specifically instruct on your proxy or voting instruction card. If you sign and return your proxy or voting instruction card, or complete your online ballot, without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors and in the discretion of the proxy holders on any other matters that properly come before the meeting.

14.	What if I co-own my shares?

The following shall apply in respect of co-ownership of shares:

•	if two (2) or more persons hold shares together each of them may be present in person or by proxy at the Annual Meeting and may speak as a shareholder;

•	if only one of them is present in person or by proxy such person may vote on behalf of all of them; and

•	if two (2) or more are present in person or by proxy they must vote as one.

15.	Will shares I hold in my brokerage account be voted if I do not provide timely voting instructions?

If you do not provide timely instructions as to how your brokerage shares are to be voted, your broker will be prohibited from voting your shares on Proposal 1, Election of Class B Directors. These “broker non-votes” will have no effect on determining the outcome of any of the proposals included herein.

16.	When is the deadline to vote?

If you hold shares as the shareholder of record, your vote by proxy must be received before the polls close at the Annual Meeting and any adjournment or postponement thereof. Voting and Internet voting end at 11:59 p.m., Eastern Daylight Time, on June 4, 2024.

If you hold shares as a beneficial owner, please follow the voting instructions provided by your bank, broker or other nominee.

17.	May I change or revoke my vote?

You may change or revoke your vote at any time prior to the vote at the Annual Meeting.

If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by sending a written notice of revocation to the address in Question 21 prior to your shares being voted, or by attending the Annual Meeting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold as a beneficial owner, you may change your vote by timely submitting new voting instructions to your bank, broker or other nominee (which revokes your earlier instructions), or, if you have obtained a legal proxy from the nominee giving you the right to vote your shares, by attending the Annual Meeting.

Attending the Annual Meeting

18.	How can I attend the Annual Meeting?

Shareholders of record will be able to attend the Annual Meeting. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Daylight Time, on Wednesday, June 5, 2024 in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas.

19.	Who can attend the Annual Meeting?

You may attend the Annual Meeting and any adjournment or postponement thereof only if you were a shareholder of record or a beneficial owner at the close of business on the Record Date, or you hold a valid proxy to vote at the Annual Meeting. Please see Question 12 above for details on how to register for and attend the Annual Meeting.

20.	When and where will the Annual Meeting be held?

The Annual Meeting will be held in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, on Wednesday, June 5, 2024 at 11:00 a.m., Eastern Daylight Time.

Shareholder Proposals and Director Nominations

21.	What is the deadline to submit shareholder proposals to be included in the proxy materials for next year’s annual meeting of shareholders?

To be included in our proxy materials for next year’s annual meeting of shareholders, shareholder proposals must be received by our Secretary no later than December 30, 2024 and must be submitted to our Secretary at OneSpaWorld Holdings Limited, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida 33146.

Proposals that are not timely submitted by December 30, 2024 or are submitted to the incorrect address or other than to the attention of our Secretary will be considered untimely and may, at our discretion, be excluded from our proxy materials. Shareholder proponents must also meet the requirements of Rule 14a-8 of the Securities and Exchange Act, as amended (the “Exchange Act”), to be included in our proxy materials.

To comply with the requirements set forth in Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also provide written notice to the Secretary at the Company’s principal executive officers that sets forth all the information required by Rule 14a-19(b) of the Exchange Act.

22.	How may I nominate director candidates or present other business for consideration at an annual meeting of shareholders?

Shareholders who wish to (1) submit director nominees for inclusion in our proxy materials for next year’s annual meeting of shareholders or (2) present other items of business at next year’s annual meeting of shareholders must give written notice of their intention to do so in accordance with the deadlines described below to our Secretary at the address set forth in Question 26 and must be present at such annual meeting. Any such notice also must include the information required by our Articles (which may be obtained as provided in Question 24).

Notice of director nominees, or for the presentation of other items of business, submitted must be received not less than 75 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. The period for the receipt from shareholders of any such notice for the 2025 annual meeting of shareholders is currently set to begin on February 5, 2025 and end on March 22, 2025. In the event that next year’s annual meeting of shareholders is called for on a date that is not within 30 days before the first anniversary of the Annual Meeting, or 60 days after the first anniversary of the Annual Meeting, refer to our Articles for further details on submission.

These above-mentioned notice requirements applicable under our advance notice provisions do not apply to shareholder proposals intended for inclusion in our proxy materials under Rule 14a-8 of the Exchange Act. The deadline for receiving such proposals is set forth in Question 21.

23.	How may I recommend candidates to serve as directors?

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee of our Board of Directors by writing to our Secretary at the address set forth in Question 21. A recommendation must include (1) sufficient biographical and other information concerning the candidate and his or her qualifications to permit the committee to make an informed decision as to whether further consideration of the candidate would be warranted; (2) a representation that such shareholder (or a qualified representative of such shareholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (3) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected; and (4) and such other information as required by our Articles.

Obtaining Additional Information

24.	How may I obtain information about OneSpaWorld?

Shareholders may obtain, without charge, a copy of our Articles, code of ethics and board committee charters by writing to us at the address indicated below. Our board committee charters are also available on our website at www.onespaworld.com/investor-relations.

OneSpaWorld Holdings Limited

c/o One Spa World LLC

770 South Dixie Highway, Suite 200

Coral Gables, Florida 33146

Attn: Inga A. Fyodorova, Secretary

25.	What if I have questions for OneSpaWorld’s transfer agent?

If you are a shareholder of record and have questions concerning share certificates, dividend checks, ownership transfer or other matters relating to your share account, please contact Continental Stock Transfer & Trust Company, our transfer agent, at the following address or phone number:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor New York, New York 10004

Attn: Shareholder Services

Phone: 800-509-5586

Email: cstmail@continentalstock.com

26.	Who can answer my questions about voting?

If you have questions about how to vote or direct a vote in respect of your common shares, you may contact us at (242) 322-2670 or proxyvote@onespaworld.com.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting common shares as of April 25, 2024 (unless otherwise indicated) by:

•	each of the Company’s directors, director nominees and named executive officers;

•	all current executive officers and directors of the Company as a group; and

•	each person who is known by the Company to be the beneficial owner of more than 5% of our common shares.

The beneficial ownership of our voting common shares, subject to the exclusions below, is based on 104,713,619 shares of voting common shares issued and outstanding as of April 25, 2024.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options, warrants or other derivative securities that are currently exercisable or convertible or are exercisable or convertible within 60 days.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all of our common shares beneficially owned by them.

Name of Beneficial Owner(1)	Number of Shares	%
Directors & Named Executive Officers:
Leonard Fluxman(2)	2,074,627	2.0%
Glenn J. Fusfield(3)	233,163	*
Marc Magliacano	34,035	*
Andrew R. Heyer(4)	1,181,450	1.1%
Walter F. McLallen(5)	217,153	*
Jeffrey E. Stiefler(6)	169,411	*
Adam Hasiba	29,833	*
Stephen W. Powell	104,183	*
Maryam Banikarim	75,765	*
Stephen B. Lazarus	755,978	*
Susan Bonner	320,854	*
Lisa Myers	8,404	*
All current directors and officers as a group (12 persons)	5,204,856	5.0%

5% Shareholders:
Franklin Resources Inc.(7)	5,298,544	5.1%
Ariel Investments, LLC(8)	13,409,080	12.8%
Select Equity Group, L.P.(9)	8,448,600	8.1%
Blackrock, Inc.(10)	6,866,714	6.6%

*	Indicates percentage of less than one percent.
(1)	Unless otherwise noted, the business addresses of each of the entities or individuals is 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, U.S.A.
(2)	Represents (a) 1,789,289 common shares held directly by Leonard Fluxman and (b) 285,338 common shares held by Fluxman Family Holdings LLC.
(3)	Represents (a) 213,363 common shares held directly by Glenn Fusfield and (b) 19,800 common shares held by the Fusfield Family Irrevocable Trust.

(4)

Represents (a) 608,305 common shares held directly by Andrew R. Heyer; (b) 324,269 common shares by Heyer Investment Management, LLC; (c) 37,219 common shares held by the Harris Reid Heyer Trust; (d) 47,219 common shares held by James Heyer Trust; (e) 17,219 common shares held by the Peter Justin Heyer Trust; (f) 47,219 common shares held by the William Heyer Trust and (g) 100,000 common shares held and independently managed by Andrew R. Heyer’s spouse. Andrew R. Heyer is the managing member of Heyer Investment Management, LLC and has voting and dispositive power of the securities held by such entity. Andrew R. Heyer is the trustee of the Harris Reid Heyer Trust, the James Heyer Trust, the Peter Justin Heyer Trust and the William Heyer Trust, and has voting and dispositive power of the securities held by such entities. Accordingly, Andrew R. Heyer may be deemed to have or share beneficial ownership of such securities.

(5)	Represents (a) 195,486 common shares and (b) 21,667 warrants exercisable for common shares on a one-for-one basis.
(6)

Represents (a) 95,483 common shares held directly by Jeffrey Stiefler and (b) 73,928 common shares held by the Stiefler Trust U/T/D 5/31/07. Mr. Stiefler is the trustee of this trust and has voting and dispositive power of the securities held by it. Accordingly, Mr. Stiefler may be deemed to have or share beneficial ownership of such securities.

(7)

Includes 896,826 common shares beneficially owned by Franklin Resources Inc. (“FRI”) issuable upon the exercise of warrants. These common shares are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI, including the Investment Management Subsidiaries. When an investment management contract (including a sub advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Templeton Investment Counsel, LLC (“Templeton”) claims sole voting power over 4,748,820 common shares and sole dispositive power over 5,294,062 common shares. Fiduciary Trust International, LLC claims sole voting and dispositive power over 4,482 common shares. This information is based solely on a Schedule 13G/A filed by FRI, Templeton, Charles B. Johnson and Rupert H. Johnson, Jr. with the SEC on February 6, 2024. The address of FRI, Charles B. Johnson and Rupert H. Johnson, Jr. is One Franklin Parkway, San Mateo, CA 94403-19062 and the address of Templeton is 300 S.E. 2nd Street, Fort Lauderdale, FL 33301.

(8)

Represents common shares beneficially owned by Ariel Investments, LLC, of which it has sole voting power of 11,192,392 common shares and sole dispositive power of 13,409,080 common shares. This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. The address of Ariel Investments, LLC is 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.

(9)

Represents common shares beneficially owned by Select Equity Group L.P. (“Select LP”), SEG Partners II, L.P. (“SEG Partners II”) and George S. Loenig. Select LP and George S. Loenig claim shared voting and dispositive power of 8,448,600 common shares. SEG Partners II claims shared voting and dispositive power of 4,824,624 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2024. The address of Select LP, SEG Partners II and George S. Loenig is 380 Lafayette Street, New York, New York 10003.

(10)

Represents common shares beneficially owned by Blackrock Inc., of which it has sole voting power of 6,756,873 common shares and sole dispositive power of 6,866,714 common shares. This information is based solely on a Schedule 13G filed with the SEC on February 2, 2024. The address of Blackrock Inc. is 50 Hudson Yards, New York, NY 10001.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Class B Directors

Our Board of Directors currently has ten members and is divided into three classes, designated Class A, Class B, and Class C. Pursuant to our Articles, the term of the initial Class B Directors will expire at the Annual Meeting.

Our Board of Directors recognizes the importance of diversity and strives to achieve an effective combination of experience and institutional knowledge and fresh and diverse perspectives to enhance its ability to further shareholder interests. We believe that our Board represents a broad spectrum of professional experience while balancing independence and tenure. We continue to evaluate our board composition on an ongoing basis.

Our Nominating and Governance Committee, consisting solely of independent directors, has recommended, and our Board of Directors has nominated, Marc Magliacano, Walter F. McLallen and Jeffrey E. Stiefler for re-election as Class B Directors for three-year terms expiring at the 2027 Annual Meeting.

Information regarding our directors and nominees, including information they have furnished as to their principal occupations, certain other directorships they hold, or have held, and their ages as of the date hereof is set forth below. There are currently no family relationships among any directors, director nominees or executive officers. In addition, except as described below, no nominee subject to election has any arrangement or understanding with another person under which he or she was or is to be selected as a director or nominee.

We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may nominate.

The graphic below provides a snapshot of the skills possessed by our Board of Directors:

Our Class B Director Nominees

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Marc Magliacano Age: 49 Title: Director Director since: March 2019

Mr. Magliacano joined the board of Steiner Leisure, the former parent company of OneSpaWorld, in December 2015. Mr. Magliacano currently serves as a Managing Partner for L Catterton’s Flagship Buyout Fund. L Catterton is the largest and most global consumer-focused private equity firm with approximately $33 billion of equity capital under management across nine fund strategies in 17 offices worldwide. Since 1989, the firm has made over 250 investments in leading consumer brands. Mr. Magliacano has been a senior investment professional at L Catterton since May 2006. Prior to joining L Catterton, from 1999 to 2006, Mr. Magliacano was a Principal at North Castle Partners, a private equity firm focused on making consumer growth investments that benefit from healthy living and aging trends. While at North Castle, Mr. Magliacano originated and executed investments in the consumer health and wellness sectors. Prior to joining North Castle, Mr. Magliacano worked at NMS Capital, the merchant bank of NationsBanc Montgomery Securities, making growth investments in early-stage consumer and retail businesses. Mr. Magliacano has served on the boards of directors of a variety of private and public companies, including Restoration Hardware and Leslie’s Pool Supplies. Mr. Magliacano received a BS in Economics from the University of Pennsylvania’s Wharton School of Business with dual degrees in Finance and Operations and Information Management and received an MBA from Columbia Business School.

We believe Mr. Magliacano is qualified to serve as a director due to his prior experience on a variety of private and public company boards.

Walter F. McLallen Age: 58 Title: Director Director since: March 2019

Mr. McLallen is a finance professional with over 35 years of investment banking, corporate finance advisory, capital markets and financial experience. Mr. McLallen has been the Managing Member of Meritage Capital Advisors, an advisory boutique firm focused on debt and private equity transaction origination, structuring and consulting since 2004. Mr. McLallen has extensive board and organizational experience and has served as a director, Chairman or Vice Chairman on numerous corporate and non-profit boards and committees, with a significant historical focus on consumer products related companies. Mr. McLallen has served as a director of The LoveSac Company (NASDAQ: LOVE), a direct to consumer specialty furniture brand supporting an e-commerce model, since June 2019; as well as a director of private companies, including Timeless Wine Company, the producer of consumer luxury wine brands Silver Oak, Twomey and OVID, since August 2016; Worldwise, a consumer branded pet products company, since April 2016; adMarketplace, a search engine advertiser, since 2012; Classic Brands, an e-commerce marketer of mattresses and related products, since August 2018; Dutchland Plastics, a roto-molding plastics manufacturer, since January 2017; Frontier Dermatology, a physician practice platform since January 2019; and Genus Oncology, an early-stage biotechnology company, since 2015. Mr. McLallen is also a founder and Co-Chairman of Tomahawk Strategic Solutions, a law enforcement and corporate training and risk management company, since 2014. From 2006 to 2015, Mr. McLallen was the Vice Chairman of Remington Outdoor Company, an outdoor consumer platform he co-founded with a major investment firm. Mr. McLallen was formerly with CIBC World Markets from 1995 to 2004, during which time he was a Managing Director, head of Debt Capital Markets and head of High Yield Distribution. Mr. McLallen started his career in the Mergers & Acquisitions Department of Drexel Burnham Lambert and was a founding member of The Argosy Group L.P. in 1990. Mr. McLallen received a B.A. with a double major in Economics and Finance from the University of Illinois at Urbana-Champaign.

We believe Mr. McLallen is qualified to serve as a director due to his extensive consumer, operational and board experience, as well as his background in finance.

Jeffrey E. Stiefler Age: 77 Title: Director Director since: March 2019

Mr. Stiefler has spent a long career leading a wide range of consumer and business services companies across multiple industry sectors, including financial services, financial technology, real estate, advertising, computer software and services, private equity, and internet start-ups. Mr. Stiefler served as a director and non-executive chairperson of the board of directors of Worldpay, Inc. (formerly known as Vantiv Holding, LLC) from August 2010 until its initial public offering in March 2012, served as its chairman from March 2012 to January 2018, and then director until WorldPay was acquired by FIS in June 2019, at which point Mr. Stiefler became Lead Independent Director of the combined firm. Mr. Stiefler previously served on the boards of directors of LPL Financial Corporation and VeriFone Systems, Inc., as Lead Director of Taleo Corporation, Inc. prior to its acquisition by Oracle Corporation in April 2012, and Lead Director of Square Trade prior to its acquisition by Allstate in 2017. Mr. Stiefler was the Chairman, President and CEO of Digital Insight from August 2003 until the company’s acquisition by Intuit in February 2007. Prior to Digital Insight, Mr. Stiefler worked with several private equity firms as an operating advisor and held a variety of positions at American Express, including President and Director of the company, and President and CEO of American Express Financial Advisors. Mr. Stiefler received a B.A. from Williams College and an M.B.A. from Harvard Business School.

We believe Mr. Stiefler is qualified to serve as director due to his extensive strategic, operations, financial and leadership experiences at both the company and board levels.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT

Our Class A Directors (serving until our 2026 annual meeting of shareholders)

Andrew R. Heyer Age: 66 Title: Director Director since: March 2019

Mr. Heyer is a finance professional with over 40 years of experience investing in the consumer and consumer-related products and services industries, as well as a senior banker in leveraged finance, during which time his clients included many large private equity firms. Mr. Heyer has deployed in excess of 1 billion of capital over that time frame and has guided several public and private companies as a member of their board of directors. Currently, Mr. Heyer is the Chief Executive Officer and Founder of Mistral Equity Partners, a private equity fund manager founded in 2007 that invests in the consumer industry. He also serves on the boards of Biote Corp. (NASDAQ: BTMD), a position has held since May 2022; Coliseum Acquisition Corp. (NASDAQ: MITA), a position he has held since June 2021; Tastemaker Acquisition Corp. (NASDAQ: TMKR), a position he has held since January 2021; and Arko Corp. (NASDAQ: ARKO), a position he has held since December 2020. Prior to founding Mistral in 2007, from 2000 to 2007, Mr. Heyer served as a Founding Managing Partner of Trimaran Capital Partners, a 1.3 billion private equity fund. Mr. Heyer was formerly a vice chairman of CIBC World Markets Corp. and a co-head of the CIBC Argosy Merchant Banking Funds from 1995 to 2001. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. from 1990 to 1995. Before Argosy, from 1984 to 1990, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and, prior to that, he worked at Shearson/American Express. Mr. Heyer also serves on the board of several private companies, including Worldwise, a pet accessories business, from 2011 to the present. Mr. Heyer is a director of Haymaker Acquisition Corp. II, a special purpose acquisition company, since 2019 (where he also serves as President) and The Lovesac Company, a publicly traded branded omni-channel retailer of technology-forward furniture, since 2010. Mr. Heyer has also served on the board of Accel Foods, an incubator and investor in early-stage food and beverage companies, since 2015. In the past, Mr. Heyer has served as a director of XpresSpa Group, Inc. (formerly known as FORM Holdings, Inc.), a health and wellness services company, from 2016 to 2020; The Hain Celestial Group, Inc., a natural and organic food and products company, from 1993 to 2009 and from 2012 to 2019; Haymaker Acquisition Corp., the special purpose acquisition company (where he also served as President) that entered into a business combination with OneSpaWorld, from 2017 to 2019; Haymaker Acquisition Corp. II, a special purpose acquisition company (where he also served as President) that entered into a business combination with Arko Corp. in 2020; Haymaker Acquisition Corp. III, a special purpose acquisition company (where he also served as President) that entered into a business combination with Biote Corp. in 2022; Jamba, Inc., a healthful lifestyle brand focused on freshly blended whole fruit and vegetable smoothies, from 1993 to 2009; Las Vegas Sands Corp., a casino company, from 2006 to 2008; El Pollo Loco Holdings, Inc., a casual Mexican restaurant, from 2005 to 2008; and Reddy Ice Holdings, Inc., a manufacturer of packaged ice products, from 2003 to 2006. Mr. Heyer received his B.Sc. and M.B.A. from the Wharton School of the University of Pennsylvania, graduating magna cum laude.

We believe Mr. Heyer is qualified to serve as a director due to his extensive finance, investment and operations experience, particularly in the consumer and consumer-related products and services industries.

Leonard Fluxman Age: 66 Title: President, Executive Chairman and CEO Director since: March 2019

Mr. Fluxman is our Executive Chairman and Chief Executive Officer since March 2021 and our President since June 2021, and previously served as our Executive Chairman from 2019 through March 2021. Mr. Fluxman served as the President and Chief Executive Officer of Steiner Leisure from January 2001 through March 2019 and as a director from November 1995 through March 2019. Mr. Fluxman served as President and Chief Operating Officer of Steiner Leisure from January 1999 through December 2000. From November 1995 through December 1998, Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure. Mr. Fluxman joined Steiner Leisure in June 1994 in connection with Steiner Leisure’s acquisition of Coiffeur Transocean (Overseas), Inc. (“CTO”), which operated a business similar to that of OSW Predecessor. Mr. Fluxman served as CTO’s Vice President—Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager. Mr. Fluxman earned a Bachelor of Commerce from the University of Witwatersrand and a degree of Honors Bachelor of Accounting Science from the University of South Africa.

We believe Mr. Fluxman is qualified to serve as a director due to his prior leadership roles and operations experience, particularly in the consumer and consumer-related products and services industries.

Lisa Myers Age: 56 Title: Director Director since: June 2023

Lisa Myers is the co-founder and managing partner of Clerisy, a global private equity fund focused on identifying and investing in businesses which are innovating in evolving categories within the consumer and consumer technology industries. Clerisy is dedicated to helping extraordinary entrepreneurs build sustainable competitive advantages and profitable business models.

Until establishing Clerisy, Ms. Myers was a partner at L Catterton, the largest consumer-focused private equity firm in the world with over $30 billion of equity capital and 17 offices globally. Prior to joining L Catterton, Ms. Myers spent 19 years with Franklin Templeton where she was an Executive Vice-president and lead portfolio manager in Templeton’s Global Equity Group which managed more than $125 billion in assets. Ms. Myers managed some of Templeton’s flagship global equity funds and global asset allocation funds, as well as institutional separate accounts with international and global mandates. She was also the coordinator of Templeton’s global consumer research. During Ms. Myers’ leadership in consumer research, Templeton held notable positions in companies which developed into some of the world’s leading brands and retail/consumer businesses. Ms. Myers’ success partnering with global management teams while at Templeton provided the catalyst for her to transition into private investing by joining BTG Pactual as Co-Head of Global Partnership Investing before joining L Catterton.

In 2021, Ms. Myers served as the president of Aspirational Consumer Lifestyle Corp., a SPAC, which completed a NYSE listing of Wheels UP, one of the leading companies in private aviation.

Ms. Myers holds Board positions on several private companies and has previously held Board roles on public companies. Before entering the investment management industry, Ms. Myers practiced law with Willkie, Farr & Gallagher in New York City. Ms. Myers earned her B.A. from the University of Pennsylvania and was awarded her J.D. from Georgetown University.

Passionate about helping and mentoring women, Ms. Myers formerly served on the Board of Women’s World Banking, a global organization which provides micro-finance to women in emerging markets and serves on the Board of Wharton Private Equity and Venture Capital Alumni Association. Ms. Myers also co-founded YESI, a sports outreach program for underserved children in The Bahamas, where she currently resides and raised her family. Ms. Myers is a CFA charter holder and a member of the CFA Institute.

We believe Ms. Myers is qualified to serve as a director due to her extensive finance, global business and public company board experience.

Our Class C Directors (serving until our 2025 annual meeting of shareholders)

Glenn J. Fusfield Age: 61 Title: Director Director since: March 2019

Mr. Fusfield previously served as our Chief Executive Officer from 2019 through March 2021. He served as President and Chief Executive Officer of OSW Predecessor beginning in July 2016, as President and Chief Operating Officer from April 2007 until July 2016, and as Chief Operating Officer from October 2002 until April 2007. From January 2001 until April 2007, Mr. Fusfield served as Steiner Leisure’s Chief Operating Officer. Mr. Fusfield joined OSW Predecessor in November 2000 as Senior Vice President, Group Operations. Prior to joining OSW Predecessor, Mr. Fusfield was with Carnival Cruise Lines for 12 years, serving as Director, Hotel Operations, for Carnival from January 1995 until December 1998, and Vice President, Hotel Operations, from January 1999 to October 2000. Mr. Fusfield earned a B.A. from the University of Denver School of Hotel Management.

We believe Mr. Fusfield is qualified to serve as a director due to his extensive operational expertise and management experience in the industry.

Stephen W. Powell Age: 65 Title: Director Director since: March 2019

Mr. Powell’s experience spans private capital investment, investment banking, corporate operating, corporate governance and public accounting roles. Mr. Powell currently invests in and advises private companies focusing on health and wellness, fitness, nutrition, personal care services and consumer technology sectors. He also serves on the board of directors and as a member of the audit committee of Massage Envy Holdings. Previously, he served as a member of the boards of directors of Haymaker Acquisition Corp. III, Haymaker Acquisition Corp. II, Atkins Nutritionals, and several private equity backed companies. Mr. Powell served as a managing director of Prospect Capital Corporation from 2015 to 2017, and as a senior advisor to private equity firms Roark Capital Group from 2012 to 2015 and Catterton Partners from 2009 to 2011. From 2006 to 2008, Mr. Powell co-led the capitalization, acquisitions, merger, operations and sale of a salon and spa services, specialty retail, franchising and direct marketing business. From 2001 to 2006, Mr. Powell was head of Consumer Investment Banking for RBC Capital Markets, where he advised private and public companies on capital raising, merger, acquisition and sale initiatives. Previously, Mr. Powell held investment banking positions with Prudential Securities, Wheat First Securities, L.F. Rothschild & Co. and Merrill Lynch Capital Markets. Mr. Powell began his career as a certified public accountant in the emerging growth companies group of Arthur Andersen & Co. Mr. Powell earned a B.S. in Commerce with a concentration in Accounting and an M.B.A. degree from the University of Virginia.

We believe Mr. Powell is qualified to serve as a director due to his broad experience analyzing, evaluating and advising corporate clients and investee companies, including companies with elements of comparability to the Company, and his board of directors and audit committee experience.

Maryam Banikarim Age: 55 Title: Director Director since: May 2019

Ms. Banikarim has served on our Board since May 2019. Ms. Banikarim does not currently serve on the board of directors of any other publicly traded companies. Ms. Banikarim is currently working in an advisory capacity with the nonprofit group Partnership for New York City. She previously worked at Nextdoor, Hyatt Hotels Corp. as EVP & Global Chief Marketing Officer from 2015 to 2018, at Gannett Co., Inc. as SVP & Chief Marketing Officer from 2011 to 2015, at NBCUniversal Media, LLC as SVP of Integrated Sales Marketing from 2009 to 2011 and at Univision Communications as Chief Marketing Officer from 2002 to 2009. Ms. Banikarim is the co-founder of NYCNext, and currently serves on the board of Reporters without Borders and the Mobile Marketing Association. She is an advisor to Brand 50, Strawberry Frog, and Cove Hill Partners and a member of Fast Company’s Impact Council, Adweek’s Women Trailblazers, and the TIME100 Advisory board. Ms. Banikarim earned a Bachelor of Arts degree in political science from Barnard College and an MBA and a Master of International Affairs in National Security from Columbia University.

We believe Ms. Banikarim is qualified to serve as a director due to her extensive experience and leadership in marketing.

Adam Hasiba Age: 40 Title: Director Director since: June 2020

Mr. Hasiba serves on our Board. Mr. Hasiba joined the Board in June 2020. Mr. Hasiba is currently a Managing Director at L Catterton, where he also worked from 2014 to 2022. At L Catterton, Mr. Hasiba invests in consumer-focused brands and provides those investments with operational, financial, and strategic support. Prior to rejoining L Catterton, Mr. Hasiba was the Chief Financial Officer at Ideal Image, the #1 Aesthetics Brand in North America. Prior to his initial employment at L Catterton, Mr. Hasiba was the Director of Strategy at Ferrara Candy Company where he led a business transformation program spanning the marketing, sales, and supply chain functions. Prior to Ferrara, Mr. Hasiba spent several years at McKinsey where he was a member of the consumer-packaged goods & retail practice where he focused on global assignments in supply chain, retail, finance, and business process optimization. Mr. Hasiba graduated cum laude from Northwestern University with a B.S. in Electrical Engineering and graduated cum laude from Loyola University at Chicago with a B.S. in Physics. He also received an M.B.A from the Harvard Business School.

We believe Mr. Hasiba is qualified to serve as a director due to his extensive leadership, supply chain, retail, finance and business optimization experience.

Proposal 2: Say-On-Pay

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this Proxy Statement and the related compensation tables and narrative. This item is being presented pursuant to Section 14A of the Exchange Act. Although this advisory vote is not binding, the Compensation Committee will consider the voting results when evaluating our executive compensation program.

Our executive compensation program is designed to support our long-term success and reflect our pay-for-performance culture. We have a strong belief in promoting a pay-for-performance culture, and, accordingly, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured an executive compensation program that is competitive, rewards achievement of our business objectives, and aligns the interests of our executive officers, including our Named Executive Officers, with those of our shareholders. Our executive compensation program is designed to recruit and retain as executive officers individuals with the highest capabilities and capacities to develop, grow, and manage our business, and to align their compensation with our Company’s short-term and long-term goals.

You are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the description of our compensation program, compensation tables and narrative discussion, is hereby APPROVED.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS

DESCRIBED IN THIS PROXY STATEMENT.

Proposal 3: Say-On-Frequency

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to cast an advisory vote on the frequency of future advisory votes on executive compensation. Shareholders may specify whether they prefer such votes to occur every year, every two years, or every three years, or they may abstain. The Board recommends that this vote occur every year.

Although we recognize the potential benefits of having less frequent advisory votes on named executive officer compensation (including allowing the Company additional time to conduct a more detailed review of its compensation practices in response to the outcome of shareholder advisory votes), we recognize that the widely adopted standard is to hold “Say-On-Pay” votes annually. We also acknowledge current shareholder expectations regarding having the opportunity to express their views on the Company’s compensation of its named executive officers on an annual basis. In light of investor expectations and prevailing market practice, the Board recommends that the advisory vote on named executive officer compensation occur every year.

Although the shareholders’ vote on this proposal is not binding, the Compensation Committee and the Board will consider the voting results in determining the frequency of future advisory votes. Notwithstanding the Board’s recommendation and the outcome of the shareholders vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD RECOMMENDS SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION “EVERY YEAR.”

Proposal 4: Ratification of Independent Registered Public Accounting Firm

The members of our Audit Committee and our Board of Directors believe the continued retention of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2024 is in our best interest. We anticipate that representatives of Ernst & Young will be present at the Annual Meeting, and it is expected that they will have an opportunity to make a statement regarding their services and will be available to respond to questions. Our Board of Directors does not know of any direct or indirect financial interest of Ernst & Young in the Company. Ratification requires the receipt of “FOR” votes constituting a majority of the votes cast on the proposal at the Annual Meeting, assuming a quorum is present.

Ernst & Young served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022.

Principal Accountant Fees and Services

The following table sets forth the fees paid to Ernst & Young that were incurred by the Company and paid by the Company in fiscal years 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$2,327,913	$1,482,861
Audit-Related Fees(2)	170,000	—
Tax Fees(3)	1,758	14,654
All Other Fees(4)	—	—

Total Fees	$2,499,671	$1,497,515

(1)

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audits of our financial statements (including the Sarbanes-Oxley 404 attestation for fiscal year 2023), review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Ernst & Young in connection with statutory and regulatory filings.

(2)

Audit-Related Fees. Audit-related fees would include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services would include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services for tax compliance and tax advice.
(4)	All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by Ernst & Young. These policies and procedures are intended to ensure that the provision of such services does not impair Ernst & Young’s independence. These services may include audit services, audit-related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit-related services, tax services and other services, within which the services are deemed to be pre-approved by our Audit Committee. Ernst & Young is required to provide our Audit Committee with back-up information with respect to the performance of such services.

Our Audit Committee has delegated to its chair the authority to pre-approve services, up to a specified fee limit, to be rendered by Ernst & Young and requires that the chair report to our Audit Committee any pre-approval decisions made by the chair at the next scheduled meeting of our Audit Committee.

All services performed by Ernst & Young for the Company were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 4.

Audit Committee Report

The Audit Committee reports to the Board of Directors by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and Nasdaq.

In performing our Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2023 with management and with representatives of Ernst & Young, our independent registered public accounting firm.

The Audit Committee also discussed with Ernst & Young matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communication with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of Ernst & Young with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by Ernst & Young are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. Ernst & Young is responsible for performing an audit of the financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Walter F. McLallen, Chair

Glenn Fusfield

Adam Hasiba

Andrew R. Heyer

Stephen W. Powell

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of our core values. The Company’s business and affairs are managed by our Board of Directors, which may exercise all such powers of the Company as are not by our Articles required to be exercised by our shareholders. Our Board of Directors establishes Company policies and oversees our performance, our executive officers and other members of our management team to whom our Board of Directors has delegated authority to manage day-to-day business operations.

The following table sets forth the director class, name, age as of April 25, 2024, and other information for each member of our Board:

Board of Directors (as of the date hereof)

Director/Nominee	Age	Class	Audit Committee	Compensation Committee	Nominating and Governance Committee
Leonard Fluxman*	66	A
Andrew R. Heyer	66	A	✓
Lisa Myers	56	A			✓
Marc Magliacano	49	B		✓
Walter F. McLallen†	58	B	✓*		✓
Jeffrey E. Stiefler	77	B		✓	✓*
Adam Hasiba	40	C	✓
Stephen W. Powell	65	C	✓	✓*
Maryam Banikarim	55	C			✓
Glenn J. Fusfield	61	C	✓

*	Indicates chairperson.
†	Indicates audit committee financial expert.

Leadership Structure

Our Board of Directors is responsible for establishing and maintaining an effective leadership structure for the Company. Our Board of Directors has not mandated a particular leadership structure, and thus maintains the flexibility to determine on an individual basis whether the positions of Chief Executive Officer and Executive Chairman of the board (the “Chairman of the Board”) should be combined or separated. This flexibility allows our Board of Directors to organize its functions and conduct its business in a manner it deems most effective based on the current circumstances. As of April 25, 2024, Leonard Fluxman serves as Executive Chairman, Chief Executive Officer, President and Director. Together, Mr. Fluxman, Stephen B. Lazarus (our Chief Financial Officer and Chief Operating Officer) and Susan Bonner (our Chief Commercial Officer) lead a senior management team with over 150 years of combined industry experience. Stephen W. Powell is our designated Lead Independent Director.

The Board believes that having Mr. Fluxman serve as both Chairman and Chief Executive Officer is the most effective leadership structure for the Company at this time. Mr. Fluxman has over 30 years of leadership and operations experience, including over 25 years of experience in the consumer and consumer-related products and services industry. Mr. Fluxman served as Chief Executive Officer of Steiner Leisure and OSW Predecessor from January 2001 to March 2019, Executive Chairman of the Company from March 2019 to March 2021, and Chairman and Chief Executive Officer of the Company since March 2021. Based on Mr. Fluxman’s direct and highly relevant experience, the Company’s performance under his leadership and the Board’s engagement with Mr. Fluxman since March 2019, the Board believes that Mr. Fluxman is uniquely well positioned to serve as both Chairman and Chief Executive Officer of the Company and lead our business, operations and strategy in such capacity at this time.

The combination of the Chief Executive Officer and Chairman roles at this time enables consistent communication and coordination with our team members throughout the Company and with our Board of Directors, and effective and efficient implementation of our business strategies. The combination of the Chief Executive Officer and Chairman roles is balanced by our Lead Independent Director position, by the independence of all of our other directors, each of whom has significant experience in leadership roles at public companies and other large, complex organizations, and by the three principal committees of the Board, each of which consists solely of independent directors.

Board Diversity Matrix

Although the Board does not have a specific diversity policy, the Board believes that diversity along multiple dimensions, including gender, race, ethnicity, sexual orientation, and professional expertise and experience, is an important factor in board composition. The below sets forth the self-identified diversity characteristics of our Board as of April 25, 2024. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 25, 2024)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	2	8

Part II: Demographic Background
White	2	8

Board of Directors Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Members serve on these committees until their successors are duly elected and qualified or until their earlier resignation, removal or death. Our Board of Directors may establish other committees as it deems necessary or appropriate.

Our standing committee charters and code of ethics are posted on our website at www.onespaworld.com/investor-relations. Paper copies may be obtained upon request by writing to us: One Spa World Holdings Limited c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

Audit Committee

At least annually, our Audit Committee reviews and assesses its charter and its performance under the charter. In addition, our Audit Committee has, among others, the following authority and responsibilities:

•	Reviews the effectiveness and adequacy of our internal accounting controls structure and procedures and discusses such results with our independent auditors and management;

•

Considers the adequacy of internal accounting controls and procedures, the selection and recommendations of our independent auditors, the scope and results of annual audits, fees to be paid to our independent auditors, the annual audit plan and changes to the audit plan, and the performance of our independent auditors; and

•	At least quarterly, meets with management, internal auditors, and the independent auditor, in separate executive sessions, to review the Company’s financial statements and financial reports.

Our Audit Committee charter requires that each of the members of our Audit Committee is independent, as defined under SEC rules and the Nasdaq Listing Rules, and that each member is able to read and understand fundamental financial statements, including balance sheet, income statement, statement of equity and statement of cash flows. Additionally, at least one member of our Audit Committee will have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual being financially sophisticated, which may include being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and at least one member of the Committee must be an audit committee financial expert. The authority and responsibilities of our Audit Committee are described in greater detail in our Audit Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Audit Committee consists of Mr. McLallen (chairperson), Mr. Fusfield, Mr. Hasiba, Mr. Heyer and Mr. Powell. Mr. McLallen qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations and has employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background as required by the Nasdaq Listing Rules. Each of our Audit Committee members is “financially literate” as that term is defined by the Nasdaq Listing Rules and our Board of Directors has determined that each is independent pursuant to applicable SEC regulations and the Nasdaq Listing Rules. Our Audit Committee held eight meetings during the fiscal year ended December 31, 2023.

Compensation Committee

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Notwithstanding the foregoing, our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors. The responsibilities and activities of our Compensation Committee are described in greater detail in the Compensation Committee charter, available on our website at www.onespaworld.com/investor-relations.

In addition, our Compensation Committee has, among others, the following authority and responsibilities:

•

Periodically review and advise our Board of Directors concerning the Company’s overall compensation (including executive officer and director compensation) for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of the Company’s shareholders, and will review and advise our Board of Directors concerning policies and plans, including a review of both regional and industry compensation practices and trends;

•

Review and recommend to our Board of Directors for approval the frequency with which the Company will conduct Say-On-Pay votes, taking into account the results of the most recent shareholder advisory vote on Say-On-Frequency votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say-On-Pay vote and the Say-On-Frequency vote to be included in the Company’s Proxy Statement;

•	Monitor and assess risks associated with the Company’s compensation policies and consult with management regarding such risks;

•

Review and discuss with management the Company’s Compensation Discussion and Analysis (“CD&A”) and the related executive compensation information, and determine whether to recommend the CD&A and related executive compensation information for inclusion in the Company’s Proxy Statement for the annual meeting of shareholders, in accordance with applicable rules and regulations of the SEC;

•	Make recommendations to our Board of Directors regarding the establishment and terms of the Company’s incentive compensation plans and administer such plans;

•	Determine share ownership guidelines for the Chief Executive Officer and other executive officers of the Company and monitor compliance with such guidelines;

•	Obtain advice, analysis and assistance from compensation consultants, independent legal counsel, accounting, or other advisors, as appropriate to perform its duties;

•	Delegate all or a portion of its duties and responsibilities to one or more subcommittees of our Compensation Committee comprised of at least two members of our Compensation Committee;

•	Report to our Board of Directors on our Compensation Committee’s activities on a regular basis; and

•	Perform such other activities consistent with the charter, our Articles, and governing law as our Compensation Committee deems necessary or as our Board of Directors may direct.

Our Compensation Committee meets as often as it deems necessary to fulfill its responsibilities, but not less frequently than four times each year. Our Compensation Committee may request that any employee of the Company attend any of its meetings or meet with any Compensation Committee member or any consultant or advisor to the Compensation Committee. Our Compensation Committee will meet at least annually with the Company’s Chief Executive Officer and such other senior executives of the Company as the Committee deems appropriate; provided, however, that the chief executive officer may not be present during deliberations or voting regarding his or her compensation. They will also meet periodically in executive session without the presence of management.

Our Compensation Committee charter requires that each of the members of our Compensation Committee is independent and satisfies the requirements of Rule 10C-1 under the Exchange Act, and the Nasdaq Listing Rules. A director cannot serve on our Compensation Committee if any executive officer of the Company serves on the Board of Directors of an entity that employs such director as an executive officer.

Our Compensation Committee consists of Mr. Powell (chairperson), Mr. Magliacano and Mr. Stiefler. All members of the Compensation Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Each member of our Compensation Committee is a “non-employee” director as defined under Section 16 of the Exchange Act. Our Compensation Committee held five meetings during the fiscal year ended December 31, 2023.

Nominating and Governance Committee

Our Nominating and Governance Committee is responsible for (i) identifying individuals qualified to become members of our Board of Directors; (ii) selecting, or recommending to our Board of Directors, director nominees for each election of directors; (iii) developing and recommending to our Board of Directors criteria for selecting qualified director candidates; (iv) considering committee member qualifications, appointment and removal; (v) recommending a code of conduct applicable to the Company; and (vi) providing oversight in the evaluation of our Board of Directors and each committee. The responsibilities and activities of our Nominating and Governance Committee are described in greater detail in the Nominating and Governance Committee charter, available on our website at www.onespaworld.com/investor-relations.

Our Nominating and Governance Committee meets as often as it deems necessary or appropriate to fulfill its responsibilities, and at least once during each fiscal year. Our Nominating and Governance Committee may meet with management or individual directors at such time as it deems appropriate to discuss any matters.

Our Nominating and Governance Committee consists of Mr. Stiefler (chairperson), Ms. Banikarim, Mr. McLallen and Ms. Myers. All members of our Nominating and Governance Committee are independent as defined by the applicable standards of the SEC and the Nasdaq Stock Market. Our Nominating and Governance Committee held six meetings during the fiscal year ended December 31, 2023.

Nominating Functions

To fulfill its responsibilities and duties in connection with its nominating functions, our Nominating and Governance Committee, among other things:

•	Determines criteria for selecting new directors, including desired skills, experience and attributes, and identifies and actively seeks individuals qualified to become directors;

•

Evaluates and selects, or recommends to our Board of Directors, nominees for each election of directors, except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, our Nominating and Governance Committee need not evaluate or propose such nomination, unless required by contract or requested by our Board of Directors;

•	Develops and recommends to our Board of Directors for approval standards for determining whether a director is independent;

•

Considers any nominations of director candidates validly made by the Company’s shareholders, reviews shareholder proposals and recommends Board responses, oversees engagement with shareholders and proxy advisory firms, and reviews proxy advisory firm policies and voting recommendations;

•	Reviews and makes recommendations to our Board concerning qualifications, appointment, and removal of committee members; and

•	Reviews our leadership structure and recommends changes to our Board of Directors as appropriate.

Corporate Governance

To fulfill its responsibilities and duties in connection with its corporate governance functions, our Nominating and Governance Committee, among other things:

•

Develops, proposes changes to our Board of Directors, or recommends for approval, and reviews on an ongoing basis the adequacy of our Articles and corporate governance guidelines applicable to the Company, including principles for director qualification standards, and diversity and sustainability and other corporate governance policies;

•	Reviews the code of ethics periodically and recommends changes and adopts procedures for monitoring and enforcing compliance with such code of ethics;

•	Reviews, at least annually, the Company’s compliance with the Nasdaq corporate governance listing requirements, and reports to our Board of Directors regarding the same;

•

Reviews and discusses with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Committee and other committees, director independence and the director nominations process, and recommends that this disclosure be included in the Company’s Proxy Statement or annual report on Form 10-K, as applicable;

•	Reviews emerging corporate governance trends and practices, and recommends changes to the Company’s corporate governance practices to our Board of Directors;

•	Assists our Board of Directors in developing evaluation criteria, and in the evaluation of the performance of our Board of Directors and committees; and

•	Performs any other activities consistent with the charter, our Articles, and governing law, as the Nominating and Governance Committee or our Board of Directors deems necessary or appropriate.

Board and Workforce Diversity

Our Nominating and Governance Committee is committed to seeking members from various professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional integrity. Our Nominating and Governance Committee seeks to ensure that qualified director candidates with a diversity of gender, ethnicity and tenure are included in each pool of candidates from which Board of Director nominees are chosen, reviews the Company’s policies, programs and initiatives for employee diversity and inclusion, and provides guidance to our Board of Directors on diversity matters.

Shareholder Nominations

Our Nominating and Governance Committee considers and evaluates any candidate who is properly recommended by shareholders or identified by members of our Board of Directors.

A shareholder’s written nomination notice to the Secretary of the Company must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at such annual meeting, (b) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, (d) the names of any other beneficial owners of such shares, (e) any material interest of the shareholder in such business and (f) the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal and the class and numbers of shares beneficially owned by such shareholders.

Director Independence

Our Board of Directors determines the independence of our directors by applying the independence principles and standards established by the SEC and the Nasdaq Listing Rules.

The Nasdaq Listing Rules require listed companies to have a board of directors with at least a majority of “Independent Directors” (as such term is defined in the Nasdaq Listing Rules). Under the Nasdaq Listing Rules, in order for a director to be deemed independent, the board of directors must determine that the individual does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities.

In accordance with the Nasdaq Listing Rules, our Board of Directors will annually determine each director’s independence. We will not consider a director independent unless our Board of Directors has determined that he or she has no material relationship with us. We will monitor the relationships of our directors and officers through a questionnaire each director will complete no less frequently than annually and update periodically as information provided in the most recent questionnaire changes.

As part of its analysis, our Board of Directors affirmatively determined that Mses. Banikarim and Myers and Messrs. Fusfield, Hasiba, Heyer, Magliacano, McLallen, Powell and Stiefler are independent. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and other outside activities as they may relate to the Company and our management team.

Board of Directors Meetings; Executive Sessions; Annual Shareholders’ Meetings

The Chairman of the Board presides over each Board of Directors meeting. Our Board of Directors meets at least quarterly to assess corporate governance matters and the effectiveness of our current management and leadership structure. An executive session of independent members of our Board of Directors is held at least annually, and any director may call for an executive session at any Board of Directors’ meeting.

Our Board of Directors may convene special meetings of the shareholders of the Company at such times and in such manner and places within or outside The Bahamas, or by means of remote communication, as the directors consider necessary or desirable.

During the fiscal year ended December 31, 2023, our Board of Directors held nine regular meetings, executive sessions with respect to each such regular meeting and no special meetings. All of our directors attended at least 75% of the meetings of the Board and of the committees on which they served during such fiscal year. We have not established a policy with respect to director attendance at our annual meeting of shareholders, however, all our directors and nominees are encouraged to attend our annual meetings. All of our directors attended the 2023 annual meeting of shareholders.

Evaluation of Board and Committee Performance

The Nominating and Governance Committee assists our Board of Directors in developing criteria for the evaluation, and in evaluating, the performance of our Board of Directors and committee performance.

The Nominating and Governance Committee will evaluate the standing committees, including each member of such committee. The committee will assess and recommend to our Board of Directors committee composition and any necessary changes to committee charters.

The Nominating and Governance Committee will periodically assess and communicate with our Board of Directors concerning the appropriate criteria for nominating and appointing directors, including the size and composition of our board of directors, corporate governance policies, Nasdaq Capital Market listing standards, SEC laws, and any other applicable rules and regulations.

Risk Oversight

Our Board of Directors fulfills its oversight role through the operations of, and discussions with, its standing committees. Our Board of Directors oversees our strategy and governance of environmental, social and governance (“ESG”) matters, including diversity, sustainability and social responsibility. Our Audit Committee, at least annually, reports and discusses the guidelines and policies with respect to risk assessment and risk management of the Company’s enterprise risk exposure with our Board of Directors. Our Audit Committee reviews with the Chief Executive Officer and Chief Financial Officer of the Company any report on significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in the internal controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls. Additionally, our Audit Committee discusses major financial risk exposures, cybersecurity risks and other identified enterprise risks and the steps management has taken to monitor and control such exposures.

Our Audit Committee also establishes procedures for the receipt, investigation, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Our Audit Committee also adopts, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns and review and investigates conduct alleged by our Board of Directors to be in violation of the Company’s code of ethics, and adopts, as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

Communications with our Board of Directors

Shareholders and interested parties may contact any member (or all members) of our Board of Directors (including, without limitation, the non-management directors as a group), any committee of our Board of Directors or the chair of any such committee by mail. All such correspondence may be sent to our Board of Directors, any committee or any individual director, c/o One Spa World LLC, 770 South Dixie Highway, Suite 200, Coral Gables, Florida, 33146, Attention: Inga A. Fyodorova, Secretary.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our executive officers, directors, employees and agents. A copy of the code of ethics will be provided without charge upon request from us and is available on our corporate website at www.onespaworld.com/investor-relations. The information contained on, or that can be accessed through, the websites referenced throughout this Proxy Statement are not incorporated into this Proxy Statement. Further, references to website addresses throughout this Proxy Statement are intended to be inactive textual references only. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Insider Trading Policy—Prohibition on Hedging and Pledging

Our insider trading policy prohibits our and our subsidiaries’ directors, officers and employees from engaging in hedging or monetization transactions such as selling “short,” buying or selling puts or calls or other derivatives on OneSpaWorld securities, or otherwise entering into any hedging arrangements involving our securities. Additionally, our directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Sustainability and Social Responsibility

A primary responsibility of our Board of Directors and our leadership team involves overseeing our corporate strategy with respect to establishing, implementing and monitoring our ESG policies, practices and procedures embedded across our operations in order to mitigate risks, identify opportunities and maximize the long-term performance and value of the Company. Our Board of Directors fulfills this duty through their oversight functions, with operational management delegated to our executive officers and management team.

The Company has formalized a plan to review, establish, manage, assess and communicate our ESG policies, practices and procedures (the “ESG Plan”). Our ESG Plan was informed by components of industry-leading frameworks, including the Sustainability Accounting Standards Board (“SASB”) (now as part of IFRS Foundation), and the United Nations Sustainable Development Goals, pertinent to the Company’s operations and goals. Pursuant to the ESG Plan and in consultation with external advisors, we created an internal ESG working group, led by our Chief Financial Officer and Chief Operating Officer, Senior Vice President of Taxation, and Vice President and General Counsel. This group reports to our Executive Chairman and the Nominating and Governance Committee of our Board on an ongoing basis, with formal presentations made at least quarterly. We have conducted interviews with internal stakeholders to identify and assess ESG-related risks and opportunities relevant to our business. Among other initial ESG Plan deliverables, we have developed our Sustainability and Social Responsibility website, at www.onespaworld.com/our-world/corporate-social-awareness, which outlines our ESG policies, practices and procedures. The information contained on or accessible through our website is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.

We believe the accountability of our leadership to our employees and our shareholders, how we manage our impact on the environment and the communities where we operate, and our relationships with all constituencies across our business are all important to the success of our business. Our strategic priorities include programs designed to incorporate sustainable business practices into our operations, foster a respectful and equitable workplace with broad employee diversity and inclusive opportunity, enhance employee support and personal and career development, strengthen data privacy and cybersecurity, and invest in our communities by continuing to support local organizations and programs that align with our values of wellness, diversity, and sustainability.

A Commitment to Environmental Stewardship

We seek to minimize our impact on the environment and we believe that our sustainability policies, practices and procedures mitigate risk and create meaningful long-term value for our shareholders and stakeholders. We work to promote practices that are efficient and effective relative to resource conservation and preservation in collaboration with our partners. We have implemented sustainable practices across our organization, including workplace recycling, paper usage and plastic water bottle reduction, and light sensor installations to reduce electricity consumption. We have collaborated with our third-party product suppliers to introduce improved packaging and product solutions to reduce environmental impacts. Initiatives include changes to our packaging materials from polystyrene to recyclable pillow packs, removal of paper leaflets from our shipments, and elimination of plastic spatulas from certain of our supplier products. Our primary supplier is a certified B Corporation® that prioritizes strong standards of social and environmental performance, accountability, and transparency, including ingredient traceability and utilization of biodegradable rinse-off formulas.

A Focus on People

As the pre-eminent global operator of health and wellness services onboard cruise ships and in destination resorts, our people are essential to the performance of our operations, the long-term success of our Company, and the value we deliver to our shareholders. Our employees are responsible for upholding our purpose, integrity, and accountability, and representing OneSpaWorld’s mission and values as a global health and wellness company. To attract, retain, motivate, and advance the best talent, we focus on building a culture where employees can safely thrive in an environment supportive of their unique personalities, boundaries, talents, passions, strengths, responsibilities, and personal and career goals.

We prioritize the health and safety of our employees and work alongside our cruise line and destination resort partners to mitigate risks and maintain safe environments for our employees and customers. Our comprehensive safety manual, “Guidelines for Protection and Sanitization,” along with our protocols and trainings, reinforce workplace safety. We also invest in our communities with donations to local organizations and programs and provide educational scholarships and support to our team members facing adversity.

The Human Capital section of our 2023 Annual Report on Form 10-K addresses the programs and practices pertaining to our people, culture and ethics, diversity and inclusion, talent attraction, talent retention, training and development, health and safety, and succession plan.

As evidenced by our ESG priorities and initiatives in support of our people, communities, and planet, we continue to imagine, develop and undertake strategies, policies and procedures across our Company designed to mitigate risks, identify opportunities and maximize the long-term performance and value of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Compensation arrangements with our named executive officers and directors are described elsewhere in this Proxy Statement.

Prior Governance Rights of Steiner Leisure

Pursuant to an Investment Agreement, dated April 30, 2020, and a Governance Agreement, dated June 12, 2020, between the Company, Steiner Leisure and certain other investors party thereto, Steiner Leisure was previously granted certain governance rights, including: (a) the right to designate two directors to the Board so long as Steiner Leisure and its affiliates own at least 15% of the Company’s issued and outstanding common shares or one director to the Board so long as Steiner Leisure and its affiliates own at least 5% of the Company’s issued and outstanding common shares; and (b) certain consent rights as long as Steiner Leisure and its affiliates own at least 15% of the Company’s issued and outstanding common shares. Steiner Leisure and its affiliates’ ownership of the Company’s issued and outstanding common shares fell below 5% on November 30, 2023, as a result of which Steiner Leisure’s governance rights terminated. As of March 13, 2024, Steiner Leisure and its affiliates no longer own any of the Company’s common shares.

Registration Rights Agreement

On June 12, 2020, the Company, Steiner Leisure and certain other investors, including members of our management and Board of Directors and certain existing shareholders of the Company, entered into a Second Amended and Restated Registration Rights Agreement (the “A&R RRA”). The A&R RRA provided for customary registration rights, including demand registration rights previously held by Steiner Leisure and piggyback rights that are currently held by certain of the Company’s directors.

Exchange Agreements

On March 14, 2023, the Company entered into exchange agreements with certain directors and other affiliated holders of the Company with respect to 3,055,906 private warrants exercisable for $11.50 per share (the “Private Warrants”), which were exchanged at a fixed exchange ratio of 0.175 common shares per Private Warrant. Such ratio reflected a price per warrant of $1.62 and a price of $10.74 per common share. Affiliated holders of Private Warrants also agreed not to transfer common shares issuable upon such exchange for a period of 60 days commencing on March 14, 2023.

Review, Approval or Ratification of Transactions with Related Persons

Consistent with Bahamian law and our Articles, we have adopted a code of ethics that prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. The code of ethics includes a policy requiring that our Board of Directors review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, our Board of Directors is obligated to ensure that all such transactions are approved by a majority of our Board of Directors not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties.

Our Audit Committee also reviews and approves any transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with Company policies and procedures; keeps the Company’s independent auditor informed of the Committee’s understanding of the Company’s relationships and transactions with related persons that are significant to the Company and whether the Audit Committee has concerns regarding relationships or transactions with related persons and, if so, the substance of those concerns; and reviews and discusses with the Company’s independent auditor the independent auditor’s evaluation of the Company’s identification of, accounting for, and disclosure of its relationships and transactions with related persons, including any significant matters arising from the audit regarding the Company’s relationships and transactions with related persons.

Executive Officers

Name	Age	Position
Leonard Fluxman	66	Executive Chairman, Chief Executive Officer and President
Stephen B. Lazarus	60	Chief Financial Officer and Chief Operating Officer
Susan Bonner	59	Chief Commercial Officer

Leonard Fluxman See “Proposal 1: Election of Directors—Our Class A Directors.”

Stephen B. Lazarus is our Chief Financial Officer and Chief Operating Officer. Prior to the Business Combination, he served as Chief Operating Officer and Chief Financial Officer of Steiner Leisure since December 2014. From August 2006 to 2014, Mr. Lazarus served as Steiner Leisure’s Executive Vice President and Chief Financial Officer. From July 2003 through August 2006, Mr. Lazarus served as Steiner Leisure’s Senior Vice President and Chief Financial Officer. From October 1999 until joining Steiner Leisure, Mr. Lazarus was Division Vice President and Chief Financial Officer for Rayovac Corporation’s Latin America Division. From September 1998 through September 1999, Mr. Lazarus was Director, Financial Planning and Analysis for Guinness, a division of Diageo. Prior to that, Mr. Lazarus was with Duracell, Inc. (later a subsidiary of The Gillette Company) from February 1990 until April 1998, where he held finance and business positions of increasing responsibility. From February 1988 to January 1990, Mr. Lazarus was employed by Ernst & Young as a senior auditor. Mr. Lazarus earned a Bachelor of Commerce degree from the University of Witwatersrand and a Masters of Science in Management from the University of London.

Susan Bonner is our Chief Commercial Officer since October 2020. She has over 20 years of experience in the cruise line sector and is a seasoned executive with a proven track record and significant background in strategy, revenue management, operations management, sales, and marketing. Prior to joining the Company, she served as Managing Director and Vice President, APAC Region for Celebrity Cruises, a subsidiary of Royal Caribbean International, since January 2020, in which role Ms. Bonner developed strategic plans, executed operational initiatives, and established critical partnerships, among other responsibilities. Previously, she served in global leadership roles at Royal Caribbean International and its five brands, including Managing Director and Vice President, Australia and New Zealand from June 2018 to October 2020 and Vice President, Revenue Management and Onboard Revenue for Celebrity Cruises from January 2015 to June 2018. Prior to her time with Royal Caribbean, she served with Norwegian Cruise Line, Seabourn Cruise Line and KPMG Consulting.

COMPENSATION DISCUSSION AND ANALYSIS

Business Outlook

At our core, we are a global services company. We are the market leader in the outsourced maritime health and wellness market with a consistent market share exceeding 90%, driven by strong competitive positioning and dedication to extraordinary customer service. Over more than 50 years, we have built our leading market position on our highly complex global personnel sourcing, education and training and operations management platform, and operating protocols that produce our unrivaled depth and consistency of staff expertise to deliver outstanding guest experiences; broad and innovative service and product offerings; expansive global logistics platform; and decades-long partnerships with our cruise line and destination resort partners. Throughout our Company’s history, our mission has been simple: helping our guests look and feel their best during and after their stay. We serve a critical role for our cruise line and destination resort partners, operating a complex and increasingly essential aspect of their guests’ overall experience.

In 2023, OneSpaWorld achieved several key accomplishments, highlighting our strong performance and growth in the global health and wellness services industry:

1.	Strong Market Position: We hold a preeminent position in the global health and wellness services industry.

2.

Collaborative Partnerships: We have long-term agreements with the largest and most reputable cruise lines, operating on all global routes and ship classes, and a strong history of contract renewals and additions. We have built strong, decades-long relationships with our cruise line partners, ensuring continued collaboration and revenue growth.

3.

Unmatched Service and Product Breadth: We offer a comprehensive range of services, including spa and beauty services, medi-spa treatments, fitness programs, health and nutrition services, mind-body and spiritual wellness, and more, together with the offering and sale of curated assortment of complementary products from our market leading global brand partners.

4.

Exceptional Financial Growth: In 2023, we reported a 45% increase in total revenues to a record $794.0 million, a 258% increase in income from operations to a record $54.2 million, and a 77% increase in adjusted EBITDA to a record $89.2 million.

5.

Outstanding Market Performance: Fiscal year 2023 saw remarkable market performance, displaying a 51% increase in stock price. Our compensation programs demonstrated high alignment with shareholder returns, as evidenced by the disclosed pay versus performance analysis.

6.

Strong Free Cash Flow Conversion: We have a robust financial performance model, with approximately 89% after-tax free cash flow to adjusted EBITDA conversion. Our asset-light operating model, combined with disciplined execution, has enabled us to deliver strong and increasing free cash flow.

7.

Enhanced Capital Structure: Fiscal 2023 also marked meaningful progress in enhancing our financial flexibility, strengthening our already durable balance sheet and generating robust free cash flow. The year saw us fully repay our second lien term loan and significantly reduce the outstanding balance on our first lien term loan. We simplified our capital structure through the completion of a warrant exchange and utilized our positive cash flow to repurchase our common stock. In total, we invested $65.1 million in 2023 for debt repayment and share repurchase, while ending the year with total liquidity of $48.9 million and no material debt maturities until 2028.

Our commitment to innovation and continuous improvement remains a key driver of our success. We will continue to invest in innovative service offerings and stay at the forefront of industry trends.

Our focus on sustainability and responsible business practices will also play a crucial role in attracting environmentally conscious travelers and aligning with evolving stakeholder expectations.

New Disclosures

As a result of our consistent growth, we ceased to be an “emerging growth company” as of December 31, 2023. Therefore, this year’s Proxy Statement includes additional detail regarding executive compensation that was previously not required to be disclosed, including, without limitation, (1) this Compensation Discussion and Analysis; (2) additional compensation tables that provide disclosure on “Grants of Plan-Based Awards,” “Options Exercised and Stock Vested”, and “Potential Payments Upon Termination or a Change in Control”; (3) disclosure with respect to the Company’s risk management and pay versus performance; (4) an advisory shareholder vote on the preferred frequency of advisory shareholder votes to approve the compensation of our named executive officers, which is included as the “Say-on-Frequency” Proposal in this Proxy Statement; and (5) an advisory shareholder vote to approve the compensation of our named executive officers, which is included as the “Say-on-Pay” Proposal in this Proxy Statement.

The purpose of this Compensation Discussion and Analysis section is to provide information regarding the material elements of compensation that are paid to, awarded to, or earned by, our Chief Executive Officer, Chief Financial Officer, and other most highly compensated executive officer, who we refer to collectively as our “Named Executive Officers.” For fiscal year 2023, our Named Executive Officers and their respective job titles were as follows:

Named Executive Officer(1)	Job Title
Leonard Fluxman	Chief Executive Officer, President & Executive Chairman
Stephen B. Lazarus	Chief Financial Officer and Chief Operating Officer
Susan Bonner	Chief Commercial Officer

(1)	Because we only have three “executive officers” as such term is defined in Rule 3b-7 of the Exchange Act, we only have three Named Executive Officers for the fiscal year ended December 31, 2023.

Compensation Philosophy and Objectives

Our compensation philosophy is centered around attracting and retaining high-performing talent aligned with our corporate culture, motivating performance, and aligning the interests of our executives with those of our shareholders and stakeholders. We believe that a well-designed and competitive compensation program is essential to drive the consistent long-term success of our Company.

Our compensation objectives are as follows:

1.

Attract and Retain Outstanding Talent: We offer leadership positions with high-value career development opportunities featuring competitive compensation packages that attract and retain highly skilled executives in our industry. By providing competitive base salaries, annual incentives, and long-term equity awards, we strive to create an environment where executives are motivated to make individual contributions and lead their teams to effect to the consistently increasing success of our Company.

2.

Performance-Based Compensation: We employ a pay-for-performance philosophy, linking a significant portion of executive compensation to the achievement of specific financial and operational goals. Our compensation programs are designed to reward executives for their individual and team contributions to both short-term and long-term Company performance.

3.

Alignment with Shareholders: We believe in aligning the interests of our executives with those of our shareholders. Our compensation programs include equity-based awards that tie executive compensation to the Company’s financial performance, driven by achieving our long-term strategic objectives. By providing executives with a stake in the Company’s success, we aim to foster a sense of ownership and accountability.

4.

Fairness and Internal Equity: We strive to ensure fairness among our executive management team by recognizing the contributions each executive makes to our Company’s success. Our compensation programs are designed to provide equitable compensation based on individual performance, experience, responsibilities and team development and success.

5.

Responsiveness to Shareholder Feedback: We value the input and feedback of our shareholders. We aim to maintain transparency and open communication with our shareholders regarding our compensation practices. We will engage with investors as appropriate to respond to vote results from our Say-on-Pay proposal.

By employing these compensation objectives, we aim to create a compensation program that supports the long-term growth and success of our Company while rewarding our executives for their contributions to shareholder value. We seek to provide competitive compensation that is commensurate with individual, team and Company-wide performance. We generally target compensation based on the median of the market and calibrate both annual and long-term incentive opportunities to result in less-than-median total pay levels when goals are not fully achieved and the potential for greater-than-median awards when performance goals are exceeded. With our unique business operating in a complex industry, we retain the ability to target compensation for certain leadership roles at higher market levels as necessary to maintain our ability to recruit and retain the most high-performing specialized talent.

We seek to promote a long-term commitment to the Company by our executives and we believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment.

Compensation Committee Procedures

The Compensation Committee of our Board meets outside the presence of all our executive officers, including our Named Executive Officers, to consider appropriate compensation for our Chief Executive Officer. For all other Named Executive Officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer.

To assist in the decision-making process, our Chief Executive Officer reviews the performance of each Named Executive Officer annually and provides recommendations to the Compensation Committee regarding their base salary, cash performance awards, and grants of long-term equity incentive awards. The Chief Executive Officer’s recommendations are based on a thorough assessment of each Named Executive Officer’s performance and are aligned with our compensation objectives and principles.

The Compensation Committee, taking into consideration the recommendations of our Chief Executive Officer and the objectives outlined above, recommends to the Board for its approval the annual compensation packages for our Chief Financial Officer and Chief Operating Officer and our Chief Commercial Officer. The Compensation Committee also evaluates the performance of the Chief Executive Officer and determines his base salary, cash performance awards, and grants of long-term equity incentive awards. The Compensation Committee assesses our Chief Executive Officer’s performance with analysis and advice from our executive compensation consultant reflecting its assessment of current industry best practices and comparative market data on compensation practices and programs across the market as a whole and for specific competitors and comparable companies.

The Compensation Committee retains the authority to modify or terminate its relationship with its compensation consultant or engage other outside advisors as needed to fulfill its responsibilities effectively. The Compensation Committee’s compensation consultant did not provide any services to the Company other than the services provided at the direction of the Compensation Committee during 2023. In addition, the Compensation Committee has assessed and determined that the analysis and advice of its compensation consultant is not subject to and does not create any conflict of interest.

By following the procedures described above and leveraging the expertise of our compensation consultant and our legal advisers, our Compensation Committee strives to ensure that our executive officers, including our Named Executive Officers, are fairly compensated and that their incentives are aligned with our Company’s performance and long-term goals.

Risk Assessment

The Compensation Committee has assessed the potential risks associated with our compensation programs and policies and has determined that any risks which may arise are not probable to cause a material adverse effect on the Company. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are correlated to the value delivered to shareholders. The combination of performance measures for annual bonuses and the equity compensation programs, share ownership and retention guidelines for Named Executive Officers, as well as the multiyear vesting schedules for equity awards, encourage employees to create both short and long-term value for our Company and our shareholders.

Peer Group

For fiscal year 2023, the Compensation Committee, at the recommendation of our compensation consultant, established a peer group to be used for guiding our executive compensation practices by using the following primary criteria: companies in the Diversified Consumer Services, Hotels, Restaurants and Leisure, or related industries, companies identified by proxy advisory firms as a peer company, and financial size (based on revenue or current market cap). As a result of this review, our Committee approved the peer group of companies listed below. While this peer group was not used for benchmarking purposes, it informed our Committee’s decisions regarding our executive pay program for fiscal year 2023.

Choice Hotels International, Inc.	Planet Fitness, Inc.
e.l.f. Beauty, Inc.	Playa Hotels & Resorts N.V.
European Wax Center, Inc.	Target Hospitality Corp.
Inter Parfums, Inc.	The Beauty Health Company
Lindblad Expeditions Holdings, Inc.	USANA Health Sciences, Inc.
Medifast, Inc.	WW International, Inc.
National Vision Holdings, Inc.	Wyndham Hotels & Resorts, Inc.
Nature’s Sunshine Products, Inc.	Xponential Fitness, Inc.

Elements of Compensation

Our executive compensation program, overseen by our Compensation Committee, encompasses several key components designed to attract and retain top talent, motivate performance, and align the interests of our executive officers and senior personnel with those of our shareholders. The following elements form the foundation of our compensation packages:

Compensation Element	Description
Base Salary	We provide competitive base salaries to our executive officers, reflecting their experience, responsibilities, and market benchmarks. Base salaries serve as a fixed component of compensation designed to deliver predictable, consistent, and stable compensation, while recognizing the ongoing contributions and expertise of our executives.

Annual Performance Incentives	To drive performance and reward the achievement of financial, operational, and strategic objectives, we offer annual cash incentive awards. These incentives are directly funded based on our overall financial performance, evidencing an ability-to-pay philosophy, and are designed to motivate our executives to deliver exceptional results.

Long-Term Equity-Based Compensation	We believe in aligning the long-term interests of our executives with those of our shareholders. To achieve this, we grant long-term equity-based compensation, including restricted stock units (“RSUs”) and performance stock units (“PSUs”). RSUs promote ownership and leadership stability by tying pay to continued service, while PSUs reward financial results aligned with performance and stock price appreciation. These grants provide our executives with a stake in our success and encourage a focus on sustainable, long-term value creation.

Executive Benefits and Perquisites	In addition to base salary and performance incentives, we provide our executives with a comprehensive package of benefits and perquisites. These include market competitive health and wellness benefits, retirement savings plans, life insurance, and other valuable perquisites that enhance their overall compensation packages.

Employment Agreements	To ensure stability and provide clarity, we have entered into employment agreements with our executives. These agreements outline the terms and conditions of employment, including employment severance and change of control benefits. They provide a level of security, protection, and predictability for both the executive and the Company.

By combining the above compensation elements, we’ve created compensation programs that are competitive, performance-driven, and aligned with the interests of our shareholders. Our goal is to continue to attract and retain top talent, motivate exceptional performance, and drive long-term value for our Company and its shareholders.

Pay Mix

We believe in utilizing a balanced pay mix that incorporates multiple elements of compensation to achieve a comprehensive approach to executive compensation. Our pay mix is designed to provide for a combination of secure compensation, retention, and incentive-based at-risk compensation through both short- and long-term performance incentives and rewards. This approach seeks to assure that our executives maintain a level of security in their minimum expected compensation, while also motivating them to drive realization of key business metrics that result in strong Company performance and long-term wealth creation for themselves, our shareholders and our stakeholders. The specific weightings and proportions of each element of compensation are determined based on our compensation philosophy and market practices.

For key executives, our pay mix is weighted toward incentive-based at-risk compensation, which includes annual incentives and long-term incentives. Our Chief Executive Officer has 80.4% of his compensation at-risk, while our other Named Executive Officers have on average 71.4% of their respective compensation at-risk. Our emphasis on at-risk compensation aligns with our pay-for-performance orientation and ensures that our compensation programs align individual and Company performance.

Base Salary

The base salary for each of our executive officers reflects their respective responsibilities, experience, prior performance, market demand, succession and other factors deemed relevant by our Compensation Committee. The purpose of the base salary is to provide our executive officers with a competitive component of compensation throughout the fiscal year that aligns with industry standards, a foundation of financial stability and recognition of their core contributions and value.

When determining market-level compensation for base salaries, our Compensation Committee assesses and considers each executive’s comparative value and market demand by, among other considerations, referencing the base salaries of similarly situated executives in companies deemed comparable for compensation assessment purposes by the Compensation Committee, on advice of its compensation consultant, including competitors, companies operating similar business models and companies with similar market capitalization, among other factors.

Please refer to the table below for the base salaries of our Named Executive Officers for the year 2023:

Named Executive Officer	2023 Base Salary
Leonard Fluxman	$910,252
Stephen B. Lazarus	$579,251
Susan Bonner	$500,500

Annual Incentive Program

Our Compensation Committee recognizes the importance of incentivizing and rewarding the achievement of Company and individual performance objectives. As such, we have established an annual cash incentive bonus program (the “AIP”) for our Named Executive Officers that is designed to align the interests of our Named Executive Officers with the overall success of our Company and the interests of our shareholders. The primary performance metric used to determine the amount of our annual bonuses is Adjusted EBITDA, which is set at the beginning of each fiscal year. This metric reflects our financial performance and serves as a key indicator of our ability to generate sustainable growth and profitability. It is also the metric most often used by financial analysts and investors to assess our performance and value. The table below reflects the threshold, target and maximum Adjusted EBITDA goals for the 2023 annual cash bonus program for our Named Executive Officers.

Please refer to the table below for our AIP payout percentages at threshold, target and maximum performance levels for fiscal year 2023:

AIP Payout Level	Payout (% of target)	Adjusted EBITDA ($ in millions)
Maximum	200	83.6
Target	100	66.9
Threshold	50	60.2

To ensure transparency and clarity, we provide each of our Named Executive Officers with an individual annual bonus target, which is structured as a percentage of their annual base salary. The target bonus amount represents the level of performance that, if achieved, would result in the full payout of the annual bonus. Depending on the attainment of Company and individual performance objectives, Named Executive Officers can earn between 0% (if threshold results are not achieved) and 200% (if maximum results are achieved) of their target bonus amount.

Please refer to the table below for the bonus amounts as percentage of base salary for each Named Executive Officer:

Named Executive Officer	Below Threshold	Threshold	Target	Maximum
Leonard Fluxman	0%	62.5%	125%	250%
Stephen B. Lazarus	0%	45%	90%	180%
Susan Bonner	0%	37.5%	75%	150%

2023 Annual Bonus (AIP) Actual Performance

Our Compensation Committee evaluates the attainment of our Adjusted EBITDA when determining the annual cash bonus for each Named Executive Officer. In making annual bonus determinations, the Compensation Committee reserves the discretion to make adjustments to the plan objectives and/or actual financial results based on the occurrence of extraordinary or nonrecurring events that may have influenced such results. For fiscal year 2023, no extraordinary or nonrecurring events impacted the annual bonus program.

Please refer to the table below for the results for fiscal year 2023 and the applicable payout for each Named Executive Officer based on such results.

Results
FY2023 Actual	$89.2
Payout as % of Target	200%

Named Executive Officer	2023 Base Salary		2023 Target AIP Bonus %		2023 Actual Performance		2023 Actual AIP Bonus Amount
Leonard Fluxman	$910,252	x	125%	x	200%	=	$2,275,631
Stephen B. Lazarus	$579,251	x	90%	x	200%	=	$1,042,653
Susan Bonner	$500,500	x	75%	x	200%	=	$750,750

We believe that our AIP plays a vital role in attracting and retaining highly skilled executives who have a positive impact on our Company results. By providing these bonus opportunities, we foster a culture of performance excellence and ensure that our executives are rewarded for their contributions to our success.

Long-Term Equity-Based Incentive Compensation

We believe in fostering a culture of long-term value creation and aligning the interests of our executives with the success of our Company and its shareholders. Our long-term equity-based incentive compensation (“LTI”) program serves as a powerful tool to incent and reward our executives for their contributions to our growth and shareholder value. By offering a combination of RSUs and PSUs, we aim to create a balanced and performance-driven compensation structure that drives sustainable results. This compensation program not only rewards executives for their ongoing commitment but also ensures their compensation is directly tied to the achievement of key performance metrics, financial results and the creation of long-term shareholder value.

To align the interests of our executives with the performance of our Company toward creating shareholder value, we allocate 50% of the total equity grants to RSUs and 50% to PSUs. This structure incents executives to strive for strong performance and aligns their interests with the Company’s financial goals. The RSUs vest ratably over a three-year period during which the executive is continuously employed by the Company. The PSUs are subject to both performance-based and time-based conditions. The performance-based condition is satisfied based on achievement against specified EBITDA targets measured on the first anniversary of the award’s grant date. The PSUs earned under the performance-vesting conditions time-vest ratably over a three-year period ending on the third anniversary of the award’s grant date.

We have used a 1-year performance period for our PSUs because of the difficulty in setting longer-term financial objectives given the volatility of the overall economic environment and the sensitivity of our business to consumer economic trends and extraneous events (such as COVID-19), which strongly impacted, and may in the future strongly impact, our industry. We selected Adjusted EBITDA as the performance measure for our long-term and short-term compensation programs as the highest correlating metric applied to assess the performance and value of our Company, reflecting our ability to convert revenue into operating profits toward achieving our short-term and long-term value objectives.

By linking a significant portion of compensation to performance, we create a strong incentive for our executives to focus on achieving key objectives that are critical to our long-term success. We aim to create a compensation structure that not only rewards our executives for their ongoing commitment but also ensures that their interests are closely aligned with the creation of long-term shareholder value. By tying their compensation to performance-based metrics, we foster a culture of accountability and drive sustainable results that benefit both our executives and our shareholders.

2023 Target LTI Awards

In fiscal year 2023, the Compensation Committee established target LTI awards for our Named Executive Officers that reflect our commitment to aligning executive compensation with our long-term success. These target awards are designed to motivate and reward our executives for their contributions to the Company’s growth and the enhancement of shareholder value. These target awards are determined based on a comprehensive evaluation of various factors, including individual performance, market competitiveness, and the achievement of key strategic objectives.

Please refer to the table below, which reflects the grant date value of the equity grants made to the Named Executive Officers in fiscal year 2023, calculated based on the closing price of the Company’s stock on the date of grant.

Named Executive Officer	Time-Based Awards (RSUs)	Performance-Based Awards (PSUs)	Total LTI
Leonard Fluxman	$1,303,364	$1,303,364	$2,606,729
Stephen B. Lazarus	$524,800	$524,800	$1,049,600
Susan Bonner	$375,000	$375,000	$750,000

2023 Performance-Based Awards Achievement

For 2023, the PSUs granted in 2022 were achieved with a payout of 167% based on performance results measured against targets set at the end of the 2022 fiscal year as shown in the table below:

PSU Payout Level	Payout (% of target)	Adjusted EBITDA ($ in millions)
Maximum	200	100.3
Target	100	66.9
Threshold	50	60.2

Results
FY2023 Actual		$89.2
Payout %		167%

These achieved PSUs vested one third at the end of the one-year performance period based on achievement of the EBITDA goals set by the Compensation Committee and will continue to vest ratably on the second and third anniversaries from grant.

Other Executive Benefits and Perquisites

We provide the following benefits to our executive officers on the same basis as certain other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	annual automobile allowance;

•	private office;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with Company matching contributions.

We believe these benefits are generally consistent with those offered by other comparable companies and specifically with those companies with which we compete for employees.

Agreements with Named Executive Officers

We believe that a strong, experienced management team is in the best interests of the Company and our shareholders. We have executed employment agreements with each of our Named Executive Officers that provide for, among other terms and conditions, specified base salary, incentive compensation, benefits, severance protection and grants of Company equity awards. These benefits are payable if the Name Executive Officer is terminated by the Company under certain circumstances. In addition, the employment agreements with each of our Named Executive Officers in each case include provisions to incent our Named Executive Officers with respect to consummating a significant transaction deemed in the best interest of our shareholders as detailed in the “Employment Agreements” and “Potential Payments Upon Termination or a Change in Control” sections below.

Clawback Policy

In 2023, the Compensation Committee adopted a clawback policy that complies with Nasdaq’s clawback rules promulgated under Section 10D of the Exchange Act and the rules promulgated thereunder. In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any such financial reporting requirement, the clawback policy requires that covered executives must reimburse the Company, or forfeit, any excess incentive-based compensation received by such covered executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Executives covered by the clawback policy are current and former executive officers, as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act and the Nasdaq listing rules. Incentive-based compensation subject to the clawback policy includes any cash or equity compensation that is granted, earned or vested based wholly or in part on the attainment of a financial reporting measure. The amount subject to recovery is the excess of the incentive-based compensation received based on the erroneous data over the incentive- based compensation that would have been received had it been based on the restated results. The clawback policy will only apply to incentive-based compensation received on or after October 2, 2023.

Section 280G of the Internal Revenue Code

Section 280G of the Internal Revenue Code (the “Code”) disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Code based on an executive officer’s prior compensation.

In the event that any payment or benefit to be made to the Named Executive Officers under their respective employment agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur. We do not provide for excise tax gross-ups to our executive officers and do not expect to do so in the future.

Section 162(m) Compliance

Section 162(m) of the Code places a limit of $1,000,000 on the amount that can be deducted in any one year for compensation paid to certain executive officers. While our Compensation Committee considers the deductibility of compensation as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible for tax purposes.

Section 409A Considerations

Section 409A of the Code affects the manner by which deferred compensation opportunities are offered to our employees requiring, among other requirements, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain deferred compensation. We intend to apply our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, for our equity-based compensation awards. ASC 718 requires companies to calculate the grant date “fair value” of their equity-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their equity-based awards in their income statements over the period that an associate is required to render service in exchange for the award. Future grants of stock options, restricted stock, RSUs and other equity-based awards under our equity incentive award plans will be accounted for under ASC 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Shareholder Say-on-Frequency and Say-on-Pay Advisory Vote

Pursuant to the “Say-on-Frequency” Proposal included in this Proxy Statement, our shareholders will be voting for the first time on the frequency of advisory shareholder votes to approve the compensation of our Named Executive Officers. We are recommending that Say-on-Pay advisory votes be held annually.

Pursuant to the “Say-on-Pay Proposal” included in this Proxy Statement, our shareholders will also be voting for the first time to approve the compensation of our Named Executive Officers. We will consider the outcome of the Say-On-Pay and Say-On-Frequency advisory votes when making compensation decisions regarding our Named Executive Officers.

Compensation Committee Report:

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee during fiscal year 2023 consisted of:

•	Mr. S. Heyer (chairperson until his retirement in June 2023)

•	Mr. Powell (chairperson commencing in June 2023)

•	Mr. Magliacano

•	Mr. Stiefler

2023 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the fiscal year ended December 31, 2023 earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Leonard Fluxman(6)	2023	910,252	—	2,606,729		2,275,631	92,193	5,884,805
President, Executive Chairman and Chief Executive Officer	2022	910,252	—	3,668,933	(3)	1,873,019	90,539	6,542,743
	2021	875,243	531,094	2,648,410		1,062,188	86,553	5,203,488

Stephen B. Lazarus	2023	579,251	—	1,049,600		1,042,653	73,945	2,745,449
Chief Financial Officer and Chief Operating Officer	2022	579,251	—	1,536,261	(3)	858,183	72,895	3,046,590
	2021	556,973	243,338	1,066,365		486,675	67,322	2,420,673

Susan Bonner	2023	500,500	—	749,996		750,750	33,118	2,034,364
Chief Commercial Officer	2022	500,500	89,894	890,314	(3)	617,925	33,311	2,131,944
	2021	481,250	50,000	611,176		288,750	32,302	1,463,478

(1)	Amounts reflect the 2021, 2022 and 2023 annualized base salary amounts earned by each Named Executive Officer.
(2)

Amounts reflect the grant date fair value of RSUs and PSUs granted to the Named Executive Officers as computed in accordance with FASB ASC Topic 718 (“ASC 718”), and, in respect of PSUs, based on the probable outcomes of the performance conditions as of the grant date. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2023 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2023 Annual Report, filed with the SEC on February 29, 2024. The PSUs and RSUs granted in 2023 were granted with dividend equivalent rights that will vest and be settled at the same time and subject to the same terms and conditions as the corresponding PSUs or RSUs, as applicable. The grant date value of the PSUs granted to the Named Executive Officers in 2023 assuming the highest level of performance conditions will be achieved (200%), would be as follows: (i) Mr. Fluxman: $2,606,729, (ii) Mr. Lazarus: $1,049,600 and (iii) Ms. Bonner: $749,996.

(3)

The Summary Compensation Table included in our Annual Proxy Statement filed with the SEC on April 28, 2023 inadvertently reported the grant date fair value of the RSUs and PSUs granted to our Named Executive Officers during 2022 incorrectly as the following values: Mr. Fluxman: $2,365,556; Ms. Bonner: $509,374 and Mr. Lazarus: $876,367. The amounts reflected in the Stock Awards column for 2022 have been adjusted to reflect the correct grant date fair value of the RSUs and PSUs granted to our Named Executive Officers during 2022, calculated in accordance with ASC 718.

(4)

Amounts for 2023 reflect AIP bonuses earned by each of our Named Executive Officers, which were paid in cash. See “Compensation Discussion and Analysis – Annual Incentive Program” above for further information regarding the 2023 AIP bonus opportunities.

(5)

Amounts for 2023 reflect: (i) 401(k) Plan employer matching contributions of $13,200 for each Named Executive Officer; (ii) an annual automobile allowance equal to $25,000 for Mr. Fluxman, $15,000 for Mr. Lazarus, and $10,000 for Ms. Bonner; (iii) an amount equal to $40,357 for Mr. Fluxman, 36,260 for Mr. Lazarus, and $9,918 for Ms. Bonner, in each case, for fringe payments received in 2023 for medical, dental, vision and long-term disability, and (iv) reimbursement of life insurance premiums in an amount equal to $13,636 for Mr. Fluxman and $9,485 for Mr. Lazarus.

(6)	Mr. Fluxman serves on our Board but did not receive any additional compensation for such Board service.

2023 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2023 with respect to our Named Executive Officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units(3) (#)	Awards(4) ($)
Leonard Fluxman		568,908	1,137,815	2,275,630	—	—	—	—	—
	12/6/2023	—	—	—	52,260	104,520	209,040		1,303,364
	12/6/2023	—	—	—	—	—	—	104,520	1,303,364
Stephen B. Lazarus		260,663	521,326	1,042,652	—	—	—	—	—
	12/6/2023	—	—	—	21,043	42,085	84,170	—	524,800
	12/6/2023	—	—	—	—	—	—	42,085	524,800
Susan Bonner		187,688	375,375	750,750	—	—	—	—	—
	12/6/2023	—	—	—	15,036	30,072	60,144	—	374,998
	12/6/2023	—	—	—	—	—	—	30,072	374,998

(1)

Amounts represent the threshold, target and maximum AIP amounts for fiscal year 2023. The threshold amount of each Named Executive Officer is 50% of the target amount, and is the minimum amount payable if threshold performance is achieved. If threshold performance is not achieved, the payment would be $0. The maximum amount for each Named Executive Officer is 200% of the target amount, and is the maximum amount payable if maximum performance is achieved. The pre-established AIP performance metric for fiscal year 2023 was Adjusted EBITDA. The actual amounts paid to our Named Executive Officers under our 2023 AIP are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. See “Compensation Discussion and Analysis – Annual Incentive Program” above for additional details.

(2)

Amounts represent the threshold, target and maximum PSU amounts for fiscal year 2023. The threshold amount of each Named Executive Officer is 50% of the target amount, and is the minimum amount payable if threshold performance is achieved. If threshold performance is not achieved, no PSUs would vest and the PSUs would be forfeited. The maximum amount for each Named Executive Officer is 200% of the target amount, and is the maximum amount of PSUs that may vest if maximum performance is achieved. The pre-established PSU performance metric for fiscal year 2023 was Adjusted EBITDA. See “Compensation Discussion and Analysis – Long-Term Equity-Based Incentive Compensation” above for additional details.

(3)

Amounts represent RSUs granted to our Named Executive Officers in 2023. The RSUs vest one-third on each of the first, second and third anniversaries of the grant date. See “Compensation Discussion and Analysis – Long-Term Equity-Based Incentive Compensation” above for additional details.

(4)

Amounts represent the grant date fair value of RSUs and PSUs, as applicable, granted to our Named Executive Officers during 2023, as computed in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the RSUs and PSUs granted in 2023 are set forth in Note 10 to the Consolidated Financial Statements included in the Company’s 2023 Annual Report, filed with the SEC on February 29, 2024.

Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2023 Fiscal Year

Executive Employment Agreements

Certain of the compensation paid to Ms. Bonner and Messrs. Fluxman and Lazarus reflected in the Summary Compensation Table above was provided pursuant to employment agreements with the Company (each an “Employment Agreement,” and, collectively, the “Employment Agreements”). The Employment Agreements for

Messrs. Fluxman and Lazarus each provide an initial term ending on December 31, 2020, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreement for Ms. Bonner provides an initial term ending on December 31, 2021, subject to automatic one-year renewals thereafter unless either party provides 90 days’ prior notice not to renew the term. The Employment Agreements generally provide for base salary, incentive compensation, benefits, severance protection and a grant of Company equity awards. Pursuant to the terms of the Employment Agreements, the Named Executive Officers are subject to non-competition, non-hire and non-solicitation of employees and customers/suppliers restrictions during employment and for a period of two years following their respective terminations of employment for Messrs. Fluxman and Lazarus and one year following termination of employment for Ms. Bonner, as well as perpetual mutual non-disparagement and confidentiality obligations.

Equity Awards

2023 RSUs

On December 6, 2023, we granted RSUs to our Named Executive Officers that vest one-third on each of the first, second and third anniversaries of the grant date. Upon a termination by the Company without “cause” or due to death or “disability” or by the Named Executive Officer for “good reason” (as each such term is defined in the award agreements), the RSUs will accelerate and vest. The RSUs will also accelerate and vest upon a “change in control” (as defined in the OneSpaWorld Holdings Limited 2019 Equity Incentive Plan (the “2019 Plan”)), subject to the Named Executive Officer’s continued employment through the consummation of such change in control. If the Named Executive Officer terminates employment and such Named Executive Officer has at least ten years of full-time employment with the Company, is at least 65 years old, and the Compensation Committee approves the equity treatment (an “Eligible Retirement”), the Named Executive Officer will remain eligible to continue to vest in the RSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. Upon any other termination event, any unvested RSUs will be forfeited (and upon a termination for “cause,” all RSUs (whether vested or unvested) will be forfeited).

2023 PSUs

On December 6, 2023, we granted PSUs to our Named Executive Officers that performance vest up to a maximum of 200% of the target award amount based on achievement of specified EBITDA performance goals during the one-year period following the grant date (the “Earned 2023 PSUs”), as determined by the Compensation Committee no later than March 15th following such performance period (such determination date, the “Determination Date”). Any Earned 2023 PSUs will fully vest one-third on each of the Determination Date and the second and third anniversaries of the grant date.

Upon a termination by the Company without “cause” or due to death or “disability” or by the Named Executive Officer for “good reason” (as each such term is defined in the applicable award agreement), 100% of the PSUs will accelerate and vest as of the date of such termination based on (i) target performance, if such termination of employment occurs before the Determination Date or (ii) actual performance, if such termination of employment occurs after the Determination Date. If the Named Executive Officer terminates employment following the performance period and the Determination Date due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in any Earned 2023 PSUs following termination, subject to compliance with the Named Executive Officer’s restrictive covenants. The PSUs will be subject to the terms of the 2019 Plan upon a change in control, except that if the change in control occurs (a) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (b) following the Determination Date, any outstanding Earned 2023 PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control. Upon any other termination event, any unvested PSUs (including all Earned 2023 PSUs) will be forfeited.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table summarizes the outstanding equity awards held as of December 31, 2023 by each of the Named Executive Officers. The market value of RSUs and PSUs reflected below were calculated based on the closing price of the Company’s common shares on December 29, 2023, the last business day of fiscal year 2023, of $14.10.

Name	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market value of unearned shares, units or other rights that have not vested ($)
Leonard Fluxman	12/6/2023	104,520	(1)	1,473,732	209,040	(2)	2,947,464
	12/6/2022	84,361	(3)	1,189,490	253,082	(4)	3,568,456
	12/7/2021	102,256	(5)	1,441,805	—		—
Stephen B. Lazarus	12/6/2023	42,085	(1)	593,399	84,170	(2)	1,186,797
	12/6/2022	33,967	(3)	478,935	101,902	(4)	1,436,818
	12/7/2021	41,172	(5)	580,530	—		—
Susan Bonner	12/6/2023	30,072	(1)	424,015	60,144	(2)	848,030
	12/6/2022	19,468	(3)	274,499	58,404	(4)	823,496
	12/7/2021	23,597	(5)	332,718	—		—

(1)	Reflects RSUs granted on December 6, 2023, which time vest one-third on each of the first, second and third anniversaries of the grant date.
(2)

Reflects PSUs granted on December 6, 2023 at maximum performance, which performance vest up to a maximum of 200% based on achievement of specified EBITDA performance goals during the one-year period following the grant date (the “Earned 2023 PSUs”), as determined by the Compensation Committee no later than March 15th following such performance period (such determination date, the “2023 PSU Determination Date”), and such Earned 2023 PSUs will fully vest one-third on each of the 2023 PSU Determination Date and the second and third anniversaries of the grant date.

(3)	Reflects RSUs granted on December 6, 2022, which time vest one-third on each of the first, second and third anniversaries of the grant date.
(4)

Reflects PSUs granted on December 6, 2022 at maximum performance, which performance vest up to a maximum of 200% based on achievement of specified EBITDA performance goals during the one-year period following the grant date (the “Earned 2022 PSUs”), as determined by the Compensation Committee on February 13, 2024 (such determination date, the “2022 PSU Determination Date”), and such Earned 2022 PSUs vested one-third on the 2022 PSU Determination Date and will continue to vest one-third on each of the second and third anniversaries of the grant date.

(5)

Reflects RSUs granted on December 7, 2021, which time vest one-third on each of the first, second and third anniversaries of the grant date, and PSUs granted on December 7, 2021, which have satisfied the applicable performance conditions and will fully time vest on the third anniversary of the date of grant.

Option Exercises and Stock Vested in the 2023 Fiscal Year

The following table sets forth certain information with respect to the vesting of stock awards during the fiscal year ended December 31, 2023 with respect to our Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Leonard Fluxman	772,602	9,650,937
Stephen B. Lazarus	326,576	4,075,202
Susan Bonner	123,633	1,472,756

Potential Payments Upon Termination or a Change in Control

Employment Agreements

Each of Messrs. Fluxman and Lazarus’ Employment Agreement provides that, in the event that the Named Executive Officer’s employment is terminated either by the Company without “cause” (which includes the Company’s delivery of a notice of nonrenewal of the employment term), or by the Named Executive Officer for “good reason” (in each case as such terms are defined in their respective Employment Agreements), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata target annual bonus for the year of the applicable Named Executive Officer’s termination, and (iii) a lump sum payment equal to the premiums that would be paid by the Named Executive Officer for 24 months’ of COBRA continuation coverage, each of Messrs. Fluxman and Lazarus will be entitled to receive, subject to in each case to his execution and non-revocation of a release of claims in favor of the Company and its affiliates, (x) a lump sum cash payment equal to 2.5X for Mr. Lazarus and 3X for Mr. Fluxman of the sum of his base salary and target annual bonus, and (y) the annual bonus for the year of his termination of employment, determined based on actual achievement of the applicable performance criteria during the performance period applicable to such annual bonus.

Ms. Bonner’s Employment Agreement provides that, in the event that her employment is terminated either by the Company without “cause” (which includes the Company’s delivery of a notice of nonrenewal of the employment term), or by Ms. Bonner for “good reason” (in each case as such terms are defined in her Employment Agreement), in addition to receiving (i) any accrued but unpaid annual bonus, (ii) a pro-rata target annual bonus for the year of her termination, and (iii) a lump sum payment equal to the premiums that would be paid by Ms. Bonner for 18 months’ of COBRA continuation coverage, Ms. Bonner will be entitled to receive, subject to her execution and non-revocation of a release of claims in favor of the Company and its affiliates, continued payment of her then-current base salary for 12 months following the date of her termination of employment.

In the event that any payment or benefit to be made to Messrs. Fluxman or Lazarus or Ms. Bonner under the Employment Agreements in connection with a change in control would constitute a parachute payment under Section 280G of the Code, then the applicable Named Executive Officer will have such payments reduced to the largest amount that would result in no portion of such payments being subject to the excise taxes imposed by Section 4999 of the Code, unless such payments, less any excise tax which would be imposed on such payments pursuant to Section 4999 of the Code, would be greater than such reduced payments, in which case no reduction would occur.

The Employment Agreements also provide that in the event of the Named Executive Officer’s death during the Named Executive Officer’s employment by the Company or the Named Executive Officer’s termination due to the Named Executive Officer’s disability, the Named Executive Officer (or their estate, as applicable) will be entitled to: (i) any unpaid accrued base salary, and any unpaid accrued incentive bonus, (ii) any amount due to the Named Executive Officer as reimbursement of expenses, (iii) any unpaid accrued vacation payment; (iv) a pro-rated target annual bonus for the year of termination and (v) a lump sum amount equal to the maximum monthly premium the Named Executive Officer (if the Named Executive Officer is terminated due to disability), the Named Executive Officer’s spouse and other eligible family members would be required to pay pursuant to COBRA, multiplied by 24 for Messrs. Fluxman and Lazarus and 18 for Ms. Bonner.

Outstanding Equity Awards

Under the terms of the 2019 Plan, in the event of a change in control, the acquiring or successor entity may assume or continue all or any awards outstanding or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate at the time of the change in control. The 2019 Plan also authorizes the Compensation Committee, in its discretion and without the consent of any participant, to accelerate the exercisability, vesting and/or settlement of an award in connection with a change in control upon such conditions determined by the Compensation Committee (including a termination prior to, upon or following such change in control), or cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each vested share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share in the change in control transaction over the exercise price per share, if any, under the award. Pursuant to the Compensation Committee’s discretion, the RSU and PSU award agreements governing RSUs and PSUs outstanding as of December 31, 2023 provide that (i) RSUs will accelerate and vest upon a change in control and (ii) if the change in control occurs (a) during the performance period and prior to the Determination Date, the target number of PSUs will be deemed earned and vest upon such change in control, or (b) following the Determination Date, any outstanding earned PSUs will vest upon such change in control, subject, in each case, to the Named Executive Officer’s continued employment through the consummation of such change in control.

Additionally, upon a termination of a Named Executive Officer by the Company without “cause” or due to death or “disability” or by such Named Executive Officer for “good reason” (as each such term is defined in the applicable award agreement), any outstanding RSUs and PSUs will accelerate and vest.

Mr. Fluxman meets the age and service requirements for an Eligible Retirement under the terms of our RSU and PSU award agreements. See “Narrative Description to the Summary Compensation Table and the Grants of Plan-Based Awards Table for the 2023 Fiscal Year – Equity Awards” above for more information. In order to receive Eligible Retirement treatment of his equity awards upon his termination of employment from the Company as of December 31, 2023, such treatment would have required the Compensation Committee’s approval. Neither Mr. Lazarus nor Ms. Bonner are eligible for retirement treatment under the terms of our equity awards.

Benefits and Payments Upon Termination

The following table provides information regarding potential payments to our Named Executive Officers as of December 31, 2023 in connection with certain termination or change in control events.

Named Executive Officer	Base Salary(1) ($)	Target Incentive Bonus(2) ($)	Accrued 2023 Incentive Bonus(3) ($)	Termination Incentive(4) Bonus ($)	Pro-Rata Bonus(5) ($)	Continued Health Benefits(6) ($)	Disability Insurance Proceeds(7) ($)	Life Insurance Policy(8) ($)	Acceleration of RSUs(9) ($)	Acceleration of PSUs(10) ($)	Total ($)
Leonard Fluxman
Termination without Cause or for Good Reason	2,730,756	3,413,445	2,275,631	2,275,631	1,137,815	43,221	—	—	3,271,383	4,087,802	19,235,684
Termination for Cause or without Good Reason	—	—	2,275,631	—	—	—	—	—	—	—	2,275,631
Termination Due to Death	—	—	2,275,631	—	1,137,815	43,221	—	5,689,075	3,271,383	4,087,802	16,504,927
Termination Due to Disability	—	—	2,275,631	—	1,137,815	43,221	519,952	—	3,271,383	4,087,802	11,335,804
Change in Control	—	—	—	—	—	—	—	—	3,271,383	4,383,225	7,654,608
Eligible Retirement(11)	—	—	—	—	—	—	—	—	—	—	—
Stephen B. Lazarus
Termination without Cause or for Good Reason	1,448,128	1,303,315	1,042,653	1,042,653	521,326	43,221	—	—	1,318,745	1,645,921	8,365,961
Termination for Cause or without Good Reason	—	—	1,042,653	—	—	—	—	—	—	—	1,042,653
Termination Due to Death	—	—	1,042,653	—	521,326	43,221	—	3,417,581	1,318,745	1,645,921	7,989,447
Termination Due to Disability	—	—	1,042,653	—	521,326	43,221	783,000	—	1,318,745	1,645,921	5,354,866
Change in Control	—	—	—	—	—	—	—	—	1,318,745	1,764,866	3,083,610
Eligible Retirement	—	—	—	—	—	—	—	—	—	—	—
Susan Bonner
Termination without Cause or for Good Reason	500,500	—	—	—	375,375	6,044	—	—	839,740	1,027,256	2,748,914
Termination for Cause or without Good Reason	—	—	—	—	—	—	—	—	—	—	—
Termination Due to Death	—	—	—	—	375,375	6,044	—	1,876,875	839,740	1,027,256	4,125,289
Termination Due to Disability	—	—	—	—	375,375	6,044	6,800	—	839,740	1,027,256	2,255,214
Change in Control	—	—	—	—	—	—	—	—	839,740	1,095,427	1,935,166
Eligible Retirement	—	—	—	—	—	—	—	—	—	—	—

(1)

Represents base salary severance payments based on each Named Executive Officer’s respective base salary in effect as of December 31, 2023, multiplied by the following severance multiples, as specified in each Named Executive Officer’s employment agreement: Mr. Fluxman: 3x, Mr. Lazarus: 2.5x and Ms. Bonner: 1x.

(2)

Represents the Target Incentive Bonus (as defined in each applicable Named Executive Officer’s employment agreement) amounts for each of Messrs. Fluxman and Lazarus, multiplied by the following severance multiples, as specified in their respective employment agreements: Mr. Fluxman: 3x and Mr. Lazarus: 2.5x.

(3)

Represents the accrued but unpaid 2023 Incentive Bonus (as defined in each applicable Named Executive Officer’s employment agreement) amounts for Messrs. Fluxman and Lazarus, based on actual performance. Upon a termination for Cause (as defined in each applicable Named Executive Officer’s employment agreement), Messrs. Fluxman and Lazarus would only be entitled to such amount upon a termination due to such Named Executive Officer’s (i) failure to substantially performance duties, (ii) violation of any lawful written policy or directive which is materially and demonstrably injurious to the Company or an affiliate, (iii) excessive alcoholism or drug abuse that substantially impairs the Named Executive Officer’s ability to perform duties under the Employment Agreement, (vi) commission of an act involving moral turpitude that results in material and demonstrable damage to the Company or an affiliate or (v) material breach or material violation of any non-competition, non-solicitation, non-disclosure or confidentiality provision contained in the Employment Agreement.

(4)	Represents Termination Incentive Bonus payments as specified in each of Messrs. Fluxman and Lazarus’s employment agreements.
(5)

Represents the pro-rata Target Incentive Bonus payments, which are based on each Named Executive Officer’s Target Incentive Bonus, pro-rated for the portion of the year during which such Named Executive Officer was employed. As this table assumes a termination of employment on December 31, 2023, this column reflects the full Target Incentive Bonus specified in each Named Executive Officer’s employment agreement.

(6)

Represents the amount of Company-provided continued health benefits for the following time periods, as specified in each Named Executive Officer’s employment agreement: Messrs. Fluxman and Lazarus: 24 months and Ms. Bonner: 18 months.

(7)

Represents the total of the monthly proceeds payable under a disability insurance policy for which the Company reimburses each of Messrs. Fluxman and Lazarus for premium payments, and an annual amount to be used toward premium payments on a disability insurance policy in the maximum amount obtainable by Ms. Bonner.

(8)	Represents payments made upon a termination of employment due to death pursuant to a life insurance policy.
(9)

Represents the value of accelerated vesting of RSUs that would have vested upon the applicable termination event, calculated based on the closing price of the Company’s common shares on December 29, 2023, the last business day of fiscal year 2023, of $14.10.

(10)

Represents the value of accelerated vesting of PSUs that would have vested upon the applicable termination event, calculated based on the closing price of the Company’s common shares on December 29, 2023, the last business day of fiscal year 2023, of $14.10. Upon a Change in Control that occurs prior to the Determination Date (as defined in the applicable PSU award agreement), the PSUs will be deemed earned at target. Upon a Change in Control that occurs after the Determination Date, the PSUs will be deemed earned at the actual level of performance achieved. As of December 31, 2023, a Determination Date had only occurred with respect to the 2021 PSUs. As such, in the row titled “Change in Control,” the 2021 PSUs are calculated at actual performance (i.e., 135.6%) and the 2022 PSUs and 2023 PSUs are calculated based on target performance.

(11)

Pursuant to the terms of the RSU and PSU award agreements, if a Named Executive Officer terminates employment due to an Eligible Retirement, such Named Executive Officer will remain eligible to continue to vest in the RSUs and any Earned PSUs following the termination of employment, subject to compliance with such Named Executive Officer’s restrictive covenants. As of December 31, 2023, only Mr. Fluxman was retirement eligible, subject to Compensation Committee approval, and at such time he held 232,283 unvested RSUs and 58,853 Earned PSUs. The value of any RSUs and Earned PSUs that would continue to vest following an Eligible Retirement are not included in this table.

Equity Compensation Plan Information

The following table provides certain information with respect to our 2019 Plan as of December 31, 2023, the only equity compensation plan in effect as of December 31, 2023.

	Number of Securities to be issued upon exercise of outstanding options, warrants and right(1) (a)	Weighted average exercise price of outstanding options, warrants and rights(2) (b)	Number of Securities remaining available for future issuance under equity compensation plans(3) (c)
Equity compensation plans approved by security holders	2,308,741	$—	911,635
Equity compensation plans not approved by shareholders	—	$—	—
Total	2,308,741	$—	911,635

(1)

Represents RSUs and PSUs (assuming a maximum level of performance is achieved) that were granted under the 2019 Plan and outstanding as of December 31, 2023. Because the number of shares of common stock to be issued upon settlement of outstanding PSUs is subject to performance conditions, the number of shares of common stock actually issued may be substantially less than the number reflected in this column.

(2)	Only RSUs and PSUs are reflected in column (a); there is no weighted-average exercise price associated with these awards.
(3)

Represents the total number of shares of common stock remaining available for issuance under the 2019 Plan as of December 31, 2023, excluding shares subject to outstanding awards as reflected in column (a).

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following table reports the compensation of our Principal Executive Officer (“PEO”), and the average compensation of our other Named Executive Officers (“Non-PEO NEOs”) as reported in the Summary Compensation Table for the past three fiscal years, as well as their “compensation actually paid” (“CAP”) as calculated pursuant to the applicable SEC rules and certain performance measures required by such rules.

The following table sets forth certain information with respect to the Company’s financial performance and the compensation paid to each of our Named Executive Officers for each of the fiscal years ended December 31, 2021, 2022 and 2023:

	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1)(2) ($)	Summary Compensation Table Total for Former PEO ($)	Compensation Actually Paid to Former PEO(1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($)	Adjusted EBITDA(4) ($)
Year							Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)
2023	5,884,805	11,308,693	—	—	2,389,907	4,011,726	139.05	100.01	(2,974)	89,192
2022	6,542,743	6,070,680	—	—	2,589,267	2,423,449	92.01	88.90	53,159	50,384
2021	5,203,488	(1,745,320)	289,990	(1,874,864)	1,942,076	378,855	98.82	111.49	(68,522)	(18,946)

(1)

Amounts represent CAP to our PEO and the average CAP to our Non-PEO NEOs for the relevant fiscal year, as determined pursuant to the SEC rules (and as described below), which includes the individuals indicated in the table below for each fiscal year:

Year	Current PEO	Former PEO	Non-PEO NEOs
2023	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2022	Leonard Fluxman	—	Stephen B. Lazarus, Susan Bonner
2021	Leonard Fluxman	Glenn J. Fusfield	Stephen B. Lazarus, Susan Bonner

(2)

In calculating CAP reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with ASC 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. For each fiscal year, CAP to our Named Executive Officers represents the compensation reported in the “Total” column of the Summary Compensation Table for each applicable fiscal year, adjusted as follows:

	2021			2022		2023
Adjustments	Former PEO	Current PEO	Average Non-PEO NEOs	Current PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the covered fiscal year	($99,801)	($2,648,410)	($838,771)	($3,668,933)	($1,213,288)	($2,606,729)	($899,798)
Increase in the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$102,354	$2,609,348	$826,400	$2,361,255	$747,827	$2,947,464	$1,017,421
Increase, for awards that are granted and vest in the same year, in the fair value as of the vesting date	$0	$0	$0	$1,096,093	$400,087	$0	$0
Increase in the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	($4,606)	$699,174	$157,148	($123,347)	($27,628)	$2,085,957	$660,631
Increase in the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$1,707,917	$864,688	$237,081	($137,131)	($72,817)	$2,997,196	$843,566
Decrease, for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, in the amount equal to the fair value at the end of the prior fiscal year	($3,870,718)	($8,473,608)	($1,945,078)	$0	$0	$0	$0
Increase in the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$0	$0	$0	$0	$0	$0	$0
If at any time during the last completed fiscal year, the company has adjusted or amended the exercise price of options or SARs held by a Named Executive Officer, or otherwise has materially modified such awards, the changes in fair value, taking into account the excess fair value, if any, of any such modified award over the fair value of the original award as of the date of such modification	$0	$0	$0	$0	$0	$0	$0
Deduction for change in the actuarial present values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for the covered fiscal year	$0	$0	$0	$0	$0	$0	$0
Increase for service cost and, if applicable, prior service cost for pension plans	$0	$0	$0	$0	$0	$0	$0
TOTAL ADJUSTMENTS	($2,164,854)	($6,948,808)	($1,563,221)	($472,063)	($165,818)	$5,423,888	$1,621,819

(3)

The Company Total Shareholder Return and the Peer Group Total Shareholder Return reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The peer group used to determine the Peer Group Total Shareholder Return for fiscal year 2023 is the compensation peer group that was disclosed in our CD&A, as listed below:

Current Peer Group (2023)
Choice Hotels International, Inc.
e.l.f. Beauty, Inc.
European Wax Center, Inc.
Inter Parfums, Inc.
Lindblad Expeditions Holdings, Inc.
Medifast, Inc.
National Vision Holdings, Inc.
Nature’s Sunshine Products, Inc.
Planet Fitness, Inc.
Playa Hotels & Resorts N.V.
Target Hospitality Corp.
The Beauty Health Company
USANA Health Sciences, Inc.
WW International, Inc.
Wyndham Hotels & Resorts, Inc.
Xponential Fitness, Inc.

For purposes of satisfying regulatory requirements under Item 402(v) of Regulation S-K, in fiscal years 2022 and 2021, we compared our company to the Dow Jones U.S. Travel & Leisure Index. If the peer group comparator had not changed for fiscal year 2023, the Peer Group Total Shareholder Return for 2023 would have been $120.98. For fiscal year 2023, we decided to use the peer group disclosed in our CD&A, as we believe that such peer group is more comparable to our business than the U.S. Travel & Leisure Index.

(4)

We have selected Adjusted EBITDA as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link CAP to our Named Executive Officers to company performance. Adjusted EBITDA is a non-GAAP measure. We define adjusted EBITDA as net (loss) income plus income tax (benefit) expense, interest income, interest expense, depreciation and amortization, long-lived assets impairment, stock-based compensation, change in fair value of warrant liabilities and business combination costs.

Pay versus Performance Comparative Disclosure

The graphs below compare the CAP to our PEO and the average of the CAP to Non-PEO NEOs, with (i) our cumulative Total Shareholder Return against our Peer Group Total Shareholder Return, (ii) our Net Income, and (iii) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023. Total Shareholder Return amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid and Company TSR

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted EBITDA

Pay Versus Performance Tabular List

We design our executive compensation plans to help attract, motivate, reward, and retain highly qualified executives who can create and sustain value for our shareholders. The following table lists the most important and only performance measure that we use to link CAP to our Named Executive Officers to company performance for the fiscal year ended December 31, 2023.

Most Important Performance Measure
Adjusted EBITDA

DIRECTOR COMPENSATION

Overview

Our Compensation Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to the compensation and benefits of our executive officers and our Board of Directors. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer and director compensation for consistency with the Company’s compensation philosophy, as in effect from time to time, and with the interests of our shareholders. Our Board of Directors, at the recommendation of our Compensation Committee, is solely responsible for determining the compensation of our Board of Directors.

Under our current director compensation program, all members of our Board of Directors who are not employees of the Company receive a yearly cash retainer equal to $50,000 and our Lead Independent Director also receives an additional yearly cash retainer equal to $50,000, in each case, payable at the time of the director’s election around the time of the Company’s annual shareholder meeting. Members of our Board of Directors were provided with the option to receive their 2023 retainer fees, which would normally be paid in cash, in the form of either RSUs or cash that would accrue and be paid at a later date.

In addition, the chairperson of our Audit Committee receives an additional yearly fee of $30,000, the chairperson of our Compensation Committee receives an additional yearly fee of $25,000 and the chairperson of our Nominating and Governance Committee receives an additional yearly fee of $20,000. Each non-employee director also receives a yearly grant of RSUs with a value equal to $100,000 (based on the closing stock price of the Company’s common shares on the date of grant). The RSUs fully vest upon the one-year anniversary of the grant date, subject to continuous service. Pursuant to the 2019 Plan, each non-employee director may voluntarily elect to defer the delivery of shares upon vesting of the RSUs, generally until the earlier of the 60th day following the non-employee director’s date of their separation of service or immediately prior to a change in control. We also pay reasonable travel and accommodation expenses of the non-employee directors in connection with their participation in meetings of our Board of Directors. For the purposes of director compensation, the term “yearly” refers to a “Board Year” in which a director serves, and which begins on the date of the Company’s annual shareholder meeting for such year.

2023 Director Compensation Table

The following table presents the total compensation for each person who served as a non-employee director of our Board of Directors during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee directors of our Board of Directors. Mr. Fluxman, our President, Executive Chairman and Chief Executive Officer, did not receive any compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Fluxman as an employee of the Company is presented in “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Maryam Banikarim	50,000	100,008	150,008
Glenn Fusfield	50,000	100,008	150,008
Adam Hasiba	50,000	100,008	150,008
Steven Heyer(4)	—	—	—
Andrew R. Heyer	50,000	100,008	150,008
Marc Magliacano	50,000	100,008	150,008
Walter F. McLallen	80,000	100,008	180,008
Lisa Myers	50,000	100,008	150,008
Stephen W. Powell	125,000	100,008	225,008
Jeffrey E. Stiefler	70,000	100,008	170,008

(1)

Reflects the cash retainer earned for each non-employee director’s board service. Ms. Banikarim and Messrs. Heyer, Magliacano, Powell and Stiefler elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts reflected above, which RSUs fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. Ms. Myers and Messrs. McLallen, Hasiba and Fusfield elected to receive their cash retainer in the form of cash.

(2)

Represents the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of each grant of RSUs under our 2019 Plan. Each non-employee director was granted RSUs under our director compensation program that fully vest upon the one-year anniversary of the grant date, subject to the non-employee director’s continuous service. Except for Ms. Myers, each of the non-employee directors voluntarily elected to defer the payment of their 2023 RSUs until the earlier of immediately prior to a change of control or the 60th day following their termination of service date. Although Messrs. Heyer, Magliacano, Powell and Stiefler each elected to receive RSUs in lieu of cash with a grant date fair value equal to the cash retainer amounts, there was no incremental value between the original value of meeting fees that the Named Executive Officer elected to receive in RSUs and the ASC 718 value of such RSUs on the date of grant and, as such, no additional amount is included in this column related to such elections.

(3)	As of December 31, 2023, each of our non-employee directors held the following number of stock awards outstanding:

Name	Shares subject to RSUs (#)
Maryam Banikarim	12,606
Glenn Fusfield	8,404
Adam Hasiba	8,404
Andrew R. Heyer	12,606
Marc Magliacano	12,606
Walter McLallen	8,404
Lisa Myers	8,404
Stephen W. Powell	18,908
Jeffrey E. Stiefler	14,286

(4)	Mr. S. Heyer retired from the Board of Directors on June 7, 2023 and did not receive compensation in fiscal year 2023.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2023, our Compensation Committee consisted of Mr. Powell (chairperson), Mr. Magliacano and Mr. Stiefler. None of the members of our Compensation Committee is, nor was during fiscal year 2023, an officer or employee of the Company. None of the members of our Compensation Committee was formerly an officer of the Company. None of our executive officers serves, or during fiscal year 2023 served, as a member of a Board of Directors or Compensation Committee of any entity that has, or during fiscal year 2023 had, one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2023, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, with the exceptions noted below:

•

Due to an administrative error, a late Form 3 report was filed for Lisa Myers on August 9, 2023 to report unvested RSUs that were held by her as of June 7, 2023 when she became a Section 16 reporting officer of the Company.

•

Due to an administrative error, a late Form 4 report was filed for Leonard Fluxman on January 26, 2023 to report the receipt of 26,325 common shares on January 23, 2023 and the sale of 20,374 common shares on January 24, 2023 to satisfy tax withholding obligations due upon vesting of Performance Stock Units.

•

Due to an administrative error, a late Form 4 report was filed for Stephen B. Lazarus on January 26, 2023 to report the receipt of 9,492 common shares on January 23, 2023 and the sale of 7,348 common shares on January 24, 2023 to satisfy tax withholding obligations due upon vesting of Performance Stock Units.

SCAN TO VIEW MATERIALS & VOTE w VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above ONESPAWORLD HOLDINGS LIMITED Use the Internet to transmit your voting instructions and for electronic delivery of OFFICE NUMBER 2, PINEAPPLE BUSINESS PARK, AIRPORT INDUSTRIAL PARK, P.O. BOX N-624 information up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy NASSAU, ISLAND OF NEW PROVIDENCE, COMMONWEALTH OF THE BAHAMAS card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V49064-P07326 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ONESPAWORLD HOLDINGS LIMITED The Board of Directors recommends you vote FOR the following proposals: 1. Election of Class B Directors For Withhold 1a. Marc Magliacano 1b. Walter F. McLallen 1c. Jeffrey E. Stiefler For Against Abstain 2. Approval, by non-binding advisory vote, of the compensation of the Company’s named executive officers. The Board of Directors recommends you vote 1 YEAR the following proposal: 1 Year 2 Years 3 Years Abstain 3. Approval, by non-binding advisory vote, of the frequency of future advisory votes to approve the compensation of the Company’s named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2024. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders and Proxy Statement and Annual Report are available at www.proxyvote.com. V49065-P07326 ONESPAWORLD HOLDINGS LIMITED THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 5, 2024 The shareholder(s) hereby appoint(s) Stephen B. Lazarus and Inga A. Fyodorova or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Shares of OneSpaWorld Holdings Limited that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 a.m., Eastern Daylight Time on Wednesday, June 5, 2024, in the Library Room, located at The Island House, Mahogany Hill, Western Road, Nassau, Bahamas, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 4, AND 1 YEAR FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE